As Filed with the Securities and Exchange Commission on July 1, 2005

                                                     Registration No. 333-123097

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                  POST-EFFECTIVE AMENDMENT NO. 2. TO FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            NEW FRONTIER ENERGY, INC.
                            -------------------------
                 (Name of small business issuer in its charter)

     Colorado                             1311                      84-1530098
------------------              ----------------------------     ---------------
(State or jurisdiction of       (Primary Standard Industrial     I.R.S. Employer
incorporation or organization)  Classification Code Number)   Identification No.

                              5632 S. Spotswood St.
                               Littleton, Colorado
                                 (303) 730-9994
                                 --------------
          (Address and telephone number of principal executive offices and principal place of business)

                                  Paul G. Laird
                                    President
                            New Frontier Energy, Inc.
                              5632 S. Spotswood St.
                               Littleton, Colorado
                                 (303) 730-9994
                                 --------------
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Henry F. Schlueter, Esq.
                              Dave Stefanski, Esq.
                          Schlueter & Associates, P.C.
                            1050 17th St., Suite 1700
                             Denver, Colorado 80265
                                 (303) 292-3883
                              (303) 296-8880 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
      Title of Securities to be     Amount to be   Proposed maximum offering Proposed maximum aggregate       Amount of
            Registered (1)           registered         price per share               offering              registration
                                                                                    price (US $)               Fee (2)

-------------------------------------------------------------------------------------------------------------------------
 Common stock $0.001  par value
 issuable  upon  conversion  of     5,829,615             $0.825                   $4,809,432                $566.07
 Preferred  Stock to be Offered
 for esale  by Selling
 Shareholders (3)
-------------------------------------------------------------------------------------------------------------------------
 Warrants to Purchase Shares of      5,595,000               (5)                        (5)                     (5)
         Common Stock(4)
-------------------------------------------------------------------------------------------------------------------------
 Common stock issuable upon the
 exercise of common stock
 purchase warrants (4)               5,595,000              $1.50                   $8,392,500                $987.80
-------------------------------------------------------------------------------------------------------------------------
        Total Registration Fee                                                                              $1,553.87
------------------------------------------------------------------------------------------------------- -----------------

(1) In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our Common Stock on the OTC Bulletin Board on February 23, 2005.

(3) Total represents: (i) 384,615 shares of Common Stock into which the Company's Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") may be converted for resale, that was issued in March 2004, (ii) 4,950,000 shares of Common Stock into which the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 ("Series B Preferred Stock") that were issued in connection with an offering of investment units in the Company between December 2004 and February 2005 (the "Units") may be converted for resale, and (iii) 495,000 shares of Common Stock into which the Company's Series B Preferred Stock may be converted for resale, which shares are issuable upon exercise of a warrant (the "Placement Agent Warrant") issued to Westminster Securities Corp. (the "Placement Agent") that was issued in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004.

(4) Total represents: (i) 75,000 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the lender of a Bridge Loan Agreement with the Company, (ii) 75,000 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the holder of our Series A Preferred Stock, (iii) 4,950,000 shares of Common Stock to be offered by certain of the Selling Shareholders issuable upon the exercise of warrants issued to the holders of Units and (iii) 495,000 shares of Common Stock to be offered by the Placement Agent upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units (collectively referred to herein as the "Warrants").

(5) Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the Common Stock issuable upon the exercise of Common Stock purchase warrants offered pursuant thereto.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________
The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
________________________________________________________________________________




                   SUBJECT TO COMPLETION, DATED JULY 1, 2005

                            NEW FRONTIER ENERGY, INC.
              RELATING TO 5,595,000 WARRANTS TO PURCHASE SHARES OF
                   NEW FRONTIER ENERGY, INC. COMMON STOCK AND
        UP TO 11,424,615 SHARES OF NEW FRONTIER ENERGY, INC. COMMON STOCK

     This Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to register:

          o 5,334,615 shares of our $0.001 common stock ("Common Stock") into which the Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") and our 12% Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") may be converted for resale;
          o 5,025,000 warrants issued to the holders of the Series A Preferred Stock and the Series B Preferred Stock, the "Series A Warrants" and "Series B Warrants," respectively, for resale;
          o The resale by certain Selling Shareholders of the 5,025,000 shares of common stock issuable upon the exercise of the Series A Warrants and Series B Warrants;
          o The issuance of 5,025,000 shares of common stock upon exercise of the Series A Warrants and Series B Warrants by holders other than the original holders of the Series A Warrants and Series B Warrants;
          o 495,000 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") or its affiliates in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, for resale;
          o The resale by the Placement Agent or its affiliates of 495,000 shares of common stock issuable upon the exercise of the Placement Agent Common Stock Warrant;
          o The issuance of 495,000 shares of common stock upon exercise of the Placement Agent Common Stock Warrant by holders other than the original holders of the Placement Agent Common Stock Warrant;
          o The resale by a Selling Shareholder of 75,000 shares of Common Stock that may be acquired upon the exercise of warrants issued to the lender pursuant to a Bridge Loan Agreement with the Company (the "Bridge Loan Warrants"); and
          o The issuance of 75,000 shares of common stock upon exercise of the Bridge Loan Warrant by holders other than the original holder of the Bridge Loan Warrant.

     The holders of the Series A Preferred Stock, the Series B Preferred Stock, the Warrants issued to the Series A Preferred Stock, the Warrants issued to the Series B Preferred Stock, the Placement Agent's Warrants, and the Bridge Loan Warrants shall collectively be referred to as the "Selling Shareholders." The Series A Warrants, the Series B Warrants, the Bridge Loan Warrants and the Placement Agent Common Stock Warrant are collectively referred to herein as the "Warrants."

     The Selling Shareholders, Westminster Securities Corp. and any underwriter, broker-dealer or agent that participates in the sale of the Common Stock, Warrants or shares of Common Stock issuable upon exercise of the Warrants may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.

     Our Common Stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "NFEI.OB". On June 30, 2005, the closing bid price of our Common Stock was $1.25.

     Consider carefully the risk factors beginning on page 6 of this Prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.








                  The date of this Prospectus is _______, 2005

         The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                    PAGE NUMBER
--------------------------------------------------------------------------------
PROSPECTUS SUMMARY                                                       1
--------------------------------------------------------------------------------
RISK FACTORS                                                             6
--------------------------------------------------------------------------------
RISKS RELATING TO OUR BUSINESS                                           6
--------------------------------------------------------------------------------
RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK                     12
--------------------------------------------------------------------------------
FORWARD-LOOKING STATEMENTS                                              15
--------------------------------------------------------------------------------
USE OF PROCEEDS                                                         16
--------------------------------------------------------------------------------
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                16
--------------------------------------------------------------------------------
DIVIDEND POLICY                                                         16
--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS                                    18
--------------------------------------------------------------------------------
DESCRIPTION OF BUSINESS                                                 27
--------------------------------------------------------------------------------
LEGAL PROCEEDINGS                                                       37
--------------------------------------------------------------------------------
DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES                        37
--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION                                                  40
--------------------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          42
--------------------------------------------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT          43
--------------------------------------------------------------------------------
DESCRIPTION OF COMMON STOCK                                             44
--------------------------------------------------------------------------------
PLAN OF DISTRIBUTION                                                    45
--------------------------------------------------------------------------------
SELLING SHAREHOLDERS                                                    47
--------------------------------------------------------------------------------
LEGAL MATTERS                                                           54
--------------------------------------------------------------------------------
EXPERTS                                                                 54
--------------------------------------------------------------------------------
INTEREST OF NAMED EXPERTS                                               54
--------------------------------------------------------------------------------
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                             54
--------------------------------------------------------------------------------
WHERE YOU CAN FIND MORE INFORMATION                                     55
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS                                                   F-1
--------------------------------------------------------------------------------
INDEMNIFICATION OF DIRECTORS AND OFFICERS                               56
--------------------------------------------------------------------------------
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                             56
--------------------------------------------------------------------------------
RECENT SALES OF UNREGISTERED SECURITIES                                 56
--------------------------------------------------------------------------------
EXHIBITS                                                                58
--------------------------------------------------------------------------------
UNDERTAKINGS                                                            58
--------------------------------------------------------------------------------
SIGNATURES                                                              60
--------------------------------------------------------------------------------

     About this Prospectus

     This Prospectus relates to shares of Common Stock of the Company and warrants to acquire shares of Common Stock of the Company. The shares of Common Stock are being offered by the selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

         You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this Prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporated by reference in this Prospectus is accurate only as of the date of the documents containing the information. As used in this Prospectus, the terms "we", "us", "our", the "Company", and "New Frontier" mean New Frontier Energy, Inc. and our former wholly-owned subsidiary, Skyline Resources, Inc. unless otherwise indicated. All dollar amounts refer to United States dollars unless otherwise indicated.





                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Background

     We were incorporated as Storagefinders.com under the laws of the State of Colorado on January 7, 2000. In March 2001, we changed our name to New Frontier Energy, Inc. ("New Frontier" and the "Company") and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. ("Skyline"). In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of New Frontier Energy, Inc. Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over The Counter Bulletin Board in May 2004 under the symbol "NFEI.OB." Effective February 28, 2005, we merged Skyline Resources, our wholly owned subsidiary, into the Company in a tax-free merger.

Our Business

     We explore for, and develop, oil and natural gas. We have an interest in two principal properties, the Slater Dome/Coal Creek Draw Prospect, located in northwest Colorado and southwest Wyoming (the "Slater Dome Prospect"), and the Nucla Prospect, located in central Colorado (the "Nucla Prospect"). Each of these properties is undeveloped, which means they do not currently produce any oil or natural gas. The Slater Dome Prospect is operated by Cedar Ridge, LLC, ("Cedar Ridge"), an independent third party, while the Nucla Prospect is essentially dormant. We also own certain royalty interests in certain wells in the State of Wyoming other than in the Slater Dome Prospect. The Nucla Prospect is owned with a number of independent third parties who have combined their acreage positions in this area in order to share costs and provide marketing skills in an effort to sell the acreage to one or more other third parties. In December 2004, we and the other working interest owners in the Nucla prospect granted a two-year option to an independent third party who intends to evaluate the prospect and conduct a seismic program. The consideration, net of costs, for the option was $15,171 to our interest and the grantee will pay all lease rental obligations during the option period.

     Our primary asset is a 30% working interest in the Slater Dome Prospect. This property consists of approximately 31,631 gross acres of oil and gas leases operated by Cedar Ridge. Cedar Ridge acquired its interest in the property and took over as operator in April 2003. Our objective with this property is to produce coal bed methane gas that we believe exists in subsurface formations. Nine wells and one water disposal well currently exist on the property, and we own an interest in each of these wells, together with the associated equipment and leasehold interests.

     The Nucla Prospect consists of approximately 40,000 gross acres on 27 different oil and gas leases in Montrose County, Colorado. The Nucla Prospect is owned with a number of independent third parties who have combined their acreage positions in this area in order to share costs and provide marketing skills in an effort to sell the acreage to one or more other third parties. Our participation in that acreage varies, on a lease-by-lease basis, between 20% and 30%.

     Our executive offices are located at 5632 S. Spotswood St., Littleton, Colorado 80120 and our telephone number is (303) 730-9994.

The Offering

     The Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of our Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") and Series B 12% Convertible Preferred Stock (the "Series B Preferred Stock"), and the holders of the Warrants. Accordingly, the Prospectus and the registration statement cover:

     o 5,334,615 shares of Common Stock into which the Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") and our 12% Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") may be converted for resale;
     o 5,025,000 warrants issued to the holders of the Series A Preferred Stock and the Series B Preferred Stock, the "Series A Warrants" and "Series B Warrants," respectively, for resale;
     o The resale by certain Selling Shareholders of the 5,025,000 shares of common stock issuable upon the exercise of the Series A Warrants and Series B Warrants;
     o The issuance of 5,025,000 shares of common stock upon exercise of the Series A Warrants and Series B Warrants by holders other than the original holders of the Series A Warrants and Series B Warrants;
     o 495,000 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, for resale;
     o The resale by the Placement Agent or its affiliates of 495,000 shares of common stock issuable upon the exercise of the Placement Agent Common Stock Warrant;

     o The issuance of 495,000 shares of common stock upon exercise of the Placement Agent Common Stock Warrant by holders other than the original holders of the Placement Agent Common Stock Warrant;
     o The resale by a Selling Shareholder of 75,000 shares of Common Stock that may be acquired upon the exercise of warrants issued to the lender pursuant to a Bridge Loan Agreement with the Company (the "Bridge Loan Warrants"); and
     o The issuance of 75,000 shares of common stock upon exercise of the Bridge Loan Warrant by holders other than the original holder of the Bridge Loan Warrant.

     The Selling Shareholders or their permitted transferees or other successors in interest may, but are not required to, sell their Common Stock in a number of different ways and at varying prices. See "Plan of Distribution" for a further description of how the Selling Shareholders may dispose of the securities covered by this Prospectus. The Series A Warrants, the Series B Warrants, the Bridge Loan Warrants and the Placement Agent Common Stock Warrant are collectively referred to herein as the "Warrants."

Series A Preferred Stock

     The following summary of the Series A Preferred Stock is qualified in its entirety by the detailed information appearing in the Series A Preferred Stock Certificate of Designation.

     Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock shall rank in parri passu to the Series B Preferred Stock for payment of dividends, redemption and liquidation. The Series A Preferred Stock pays a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year, payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the Series A Preferred Stock may convert any or all of the shares into shares of our Common Stock at the rate of $0.65 per share. If not sooner converted, all of the Series A Preferred Stock automatically converts into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. The outstanding 50,000 shares of Series A Convertible Preferred Stock may be redeemed by us for an amount equal to the $5.00 per share issue price and any accrued and unpaid dividends upon not less than 15 days advance notice to the holders of the Series A Preferred Stock and if we have filed and received an effective date for a registration statement covering the Common Stock underlying the Series A Convertible Preferred Stock.

         Except as otherwise provided in the Series A Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series A Preferred Stock, and as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

         Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value ($5.00) of the Series A Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.

     If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     As of the date of this Prospectus, there are 50,000 shares of the Series A Preferred Stock outstanding.

Series B Preferred Stock

     The following summary of the Series B Preferred Stock is qualified in its entirety by the detailed information appearing in the Series B Preferred Stock Certificate of Designation.

     The stated value and issue price of the Series B Preferred stock is $100.00 per share. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2005. The dividends are cumulative and payable in cash. Each 130 shares of Series B Preferred Stock is convertible into 20,000 shares of Common Stock of the Company at the rate of $0.65 per share.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     In the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock. The Company may not call the Series B Preferred Stock unless at least two years have passed from the final closing.

     As of May 13, 2005, there were 32,175 shares of the Series B Preferred Stock outstanding.

The Warrants

     The Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.50. Each Warrant expires February 1, 2008.

     The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

Placement Agent Warrant

     In connection with the offer and sale of our Series B Preferred Stock, we granted to Westminster Securities Corp. a warrant to purchase 24.75 Units in the Company at a purchase price of $13,000 per Unit (the "Placement Agent Warrant"). The Placement Agent Warrant expires on February 1, 2008. This Prospectus includes the shares of Common Stock issuable to Westminster Securities Corp. upon its exercise of the Placement Agent Warrant and upon conversion of Series B Preferred Stock issuable upon exercise of the Placement Agent Warrant and the shares of Common Stock issuable upon exercise of the Placement Agent Common Stock Warrant.

Number of Shares Outstanding

     As of May 13, 2005, there were 3,254,451 shares of our Common Stock issued and outstanding with 200,000 additional shares authorized but not yet issued, and as of the date of this Prospectus there were 50,000 shares of our Series A Preferred Stock issued and outstanding and as of May 13, 2005 there was 32,175 shares of our Series B Preferred Stock issued and outstanding. If all of the Series A Preferred Stock and the Series B Preferred Stock are converted into shares of our Common Stock, the Warrants are fully exercised and the Placement Agent Warrant is exercised and the Series B Preferred Stock are converted into shares of our Common Stock and the Placement Agent Common Stock Warrant granted to the Placement Agent is fully exercised, there will be 14,678,809 shares of our Common Stock issued and outstanding.

Use of Proceeds

     We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the Selling Shareholders upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or from the sale of the Warrants. We may, however, receive cash consideration in connection with the exercise of the Warrants or the Placement Agent Warrant for cash. If all of the Warrants and the Placement Agent Warrant are fully exercised for cash, we would realize proceeds, before expenses, in the amount of $8,714,250, subject to any adjustment due to the anti-dilution provisions of the Warrants and the Placement Agent Warrant. We will incur all costs associated with this Prospectus and related registration statement.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

We are a new entrant into the oil and gas industry without any proven operating history and no proven reserves.

     We were formally organized in January 2000 and did not commence operation in the oil and gas industry until February 2001. Since that date, the activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a very limited number of properties. As a result, there is no history of production or generating revenue.

     We have no proved reserves at this time. The Slater Dome Prospect is the primary oil and gas property where most of our capital resources have been employed. This prospect is still in the development stage, and no estimate can be made at this time as to proved or probable oil and natural gas reserves, nor can any guarantees be made that sufficient reserves will be discovered for production. Although nine wells have been drilled this property to date, the absence of a sustained production history and a gathering pipeline to deliver gas from this property to market prevents the engineers from assigning any proved or probable reserves to this property. As a result, there can be no assurance that we will have any future cash flow.

We have a history of losses from operations and negative cash flow that is likely to continue unless we economically produce oil or natural gas.

     We have a history of losses from operations and negative cash flow that is likely to continue unless we economically produce oil or natural gas. Substantially all of our cash flow since inception has come from short-term loans, equity investments, contributions from our former corporate parent and the sale of oil and gas properties. Our operating losses stem from the absence of any oil and gas production. Unless we economically produce oil and gas in the future, those losses will continue. If we continue to experience losses from operations and negative cash flow as we have in the past, the price of our Common Stock may be adversely affected.

We are dependent upon the operation of a natural gas gathering pipeline to transport our natural gas from the Slater Dome Prospect to a Questar transportation line in Baggs, Wyoming.

     In order to prove our oil or gas reserves, an operating natural gas gathering pipeline must deliver this product to market. Construction of the gathering pipeline has been completed and tested. The Company began selling gas in June 2005. If the gas gathering pipeline is not available to transport any natural gas we may produce in the future, it would likely have a material adverse effect upon the Company and our results from operations. Further, the operation and maintenance of the gas gathering pipeline will likely be supervised by third parties over which we have no control.

 We are dependent upon transportation and storage services provided by third parties.

     We will be dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates can hinder our processing and marketing operations and/or affect our sales margins, which would have a material adverse effect upon our results from operations.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

     Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken.

Natural gas is governed by a number of federal, state and local laws and regulations, including environmental regulations, which are beyond our control.

     Many aspects of gathering, processing, marketing and transportation of natural gas are subject to federal, state and local laws and regulations which can have a significant impact upon overall operations. Both transportation and storage of natural gas by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the FERC or state regulatory agencies. The construction and operation of gathering lines, plants and other facilities are subject to environmental laws and regulations that could affect the financial position or results of operations and may be subject to FERC.

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions, and we are unable to predict the ultimate cost of compliance. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations or non-compliance could have a material adverse effect upon our operations and financial condition.

     As the operator of Slater Dome Prospect, Cedar Ridge will be responsible for obtaining all permits and government permission necessary to operate the property. Cedar Ridge must obtain permits for any new wells that are drilled. Further, SDG will be responsible for maintaining easements or other arrangements with owners of the land over which the gathering line is built as well as operating and maintaining the gathering line. While we do not expect that such permits or other regulations will be a material impediment to the operation of our business, there can be no assurance that Cedar Ridge or SDG, as applicable, will obtain and maintain the necessary permits and easements. The failure to do this would have a material adverse effect upon our operations and financial condition.

Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.

     Our operations will be affected by future oil and natural gas prices that fluctuate widely, and low prices could have a material adverse effect on the future of our operations. Our future success will depend largely on the prices received for natural gas and oil production. Prices received also will affect the amount of future cash flow available for capital expenditures and may affect the ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired. Further, it could effect the amount of natural gas that is transported through the gas gathering pipeline operated by SDG. Prices for natural gas and oil fluctuate widely. For example, natural gas and oil prices declined significantly in 1998 and 2001, and, for an extended period of time, remained below prices obtained in previous years. Factors that can cause price fluctuations include:

     o    The level of consumer product demand;
     o    Weather conditions;
     o    Domestic and foreign governmental regulations;
     o    The price and availability of alternative fuels;
     o    Political conditions in natural gas and oil producing regions;
     o    The domestic and foreign supply of natural gas and oil;
     o    The price of foreign imports; and
     o    Overall economic conditions.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas gathering systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels, each of which could have a material adverse effect upon our results of operations.

The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.

The oil and natural gas business involves a variety of operating risks, including:

     o    Fires;
     o    Explosions;
     o    Blow-outs and surface cratering;
     o Uncontrollable flows of underground natural gas, oil or formation water;
     o    Natural disasters;
     o    Pipe and cement failures;
     o    Casing collapses;
     o    Embedded oilfield drilling and service tools;
     o    Abnormal pressure formations; and
     o Environmental hazards such as natural gas leaks, oil spills, pipeline ruptures or discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

     o    Injury or loss of life;
     o Severe damage to and destruction of property, natural resources or equipment;
     o    Pollution and other environmental damage;
     o    Clean-up responsibilities;
     o    Regulatory investigation and penalties;
     o    Suspension of our operations; or
     o    Repairs necessary to resume operations.

     If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $1 million of liability insurance. However, for some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

We are substantially dependent upon only one property, which causes our risk to be concentrated.

     Substantially all of our investment is in the Slater Dome Prospect. Our plan of operation includes efforts to sell a majority of our interest in the Nucla Prospect and this prospect is primarily exploratory in nature. As such, it is not our desire to expend funds, which we believe necessary, to properly explore the Nucla Prospect. If the Slater Dome Prospect is not commercially productive of oil or natural gas, we will be forced to seek additional opportunities. Substantially all of our current capital investment is tied up in the Slater Dome Prospect. Since this prospect is in the initial development stages, we are dependent on further development efforts to prove reserves at the Slater Dome Prospect for additional cash flow. If we are unable to prove that this prospect can be commercially productive of oil and natural gas, we will be forced to seek additional investments. Investigating and locating suitable properties for acquisition is expensive and time consuming. Even if we are successful in identifying one or more additional properties for acquisition, there is no assurance that we can obtain such properties at reasonable prices or that sufficient working capital will be available to finance the acquisitions. Our substantial dependence on a single prospect property for cash flow increases the risk of our future success.

There can be no assurance that any of our wells will become profitable.

     Our wells may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the wells. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The failure of our wells as a result of these or other events that impair the production of gas will have a material adverse effect upon our results of operations.

Our competitors may have greater resources than we have, and we may not have the resources necessary to successfully compete with them.

     Our competitors include major oil companies and other independent operators, most of which have financial resources, staffs and facilities substantially greater than ours. Competition in the oil and gas industry is intense. We also face intense competition in obtaining capital for drilling and acquisitions and are at a competitive disadvantage compared with larger companies.

We rely on Cedar Ridge, LLC, a third party, to operate the Slater Dome Prospect.

     Decisions by Cedar Ridge, the operator of the Slater Dome Prospect may affect our capital requirements and subject us to financial penalties for failure to comply. The Slater Dome Prospect is subject to an operating agreement with Cedar Ridge, LLC, the owner of a 36.67% interest in the field. The operator of that property has control over the management of operations on the prospect and makes decisions regarding development of the field. These decisions may affect our capital requirements. Under the terms of the operating agreement, we have the option to participate in drilling on a well-by-well basis, for up to as many as 13 wells at one time. If we elect to participate in drilling, we are obligated to contribute 30% of the costs and if we are unable to make such payments, we will be subject to a 450% penalty for our pro rata share of the costs. Failure to make such payments may result in us losing revenues from the wells drilled, if successful, until the 450% of costs are recouped by the operator, which would have an adverse effect upon the Company and its shareholders.

We may be unable to retain key employees or recruit additional qualified personnel.

     Our extremely limited number of employees means that we could be required to spend significant sums of money to locate and train new employees if any of our employees resign or depart for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of our existing officers, Paul G. Laird and Les Bates. While each of these individuals has significant experience in the oil and gas industry, we do not have key man life insurance on either of them. We may not have the financial resources to hire a replacement if one or both of our officers were unavailable for any reason. The loss of service of either of these individuals could therefore significantly and adversely affect our operations.

Our officers may be subject to conflicts of interest.

     Our officers devote such time as each officer deems necessary to perform their duties to the Company and are subject to conflicts of interest. Each devotes other time to other business endeavors, including consulting relationships with other oil and gas entities, and has responsibilities to these other entities. Because of these relationships, such individuals will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. As an example of these potential conflicts, our President, Paul G. Laird, is affiliated with a company called NRG. His position as an officer, director and principal shareholder of NRG, a general partner of NRGG, the general partner in SDG, and officer and director of New Frontier Energy, Inc. creates a potential conflict with regard to his duties to each entity. SDG, is the partnership organized for the construction of the natural gas gathering line from the Slater Dome Prospect in which we hold a minimum of a 30% interest. Each of our officers and directors has agreed that any business opportunity that comes to their attention in the future shall first be presented to the Company. Nonetheless, these relationships present conflicts which may exist for the foreseeable future.

Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

     Colorado law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

               RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

Sales of a substantial number of shares of our Common Stock into the public market may result in significant downward pressure on the price of our Common Stock and could affect the ability of our stockholders to realize the current trading price of our Common Stock.

     Sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the market price of our Common Stock. As of May 13, 2005, we had 3,254,451 shares of Common Stock issued and outstanding with an additional 200,000 shares authorized but unissued. Upon conversion of our Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") and 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 ("Series B Preferred Stock") into shares of our Common Stock, and exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") or its affiliates in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004 ,and the subsequent conversion of the shares of the Series B Preferred Stock underlying this warrant into shares of our Common Stock, the holders of these securities will be able to resell up to 5,829,615 shares of our Common Stock.

     Further, to the extent any of the shares of common stock underlying the (i) 5,025,000 warrants issued to the holders of the Series A Preferred Stock and the Series B Preferred Stock, the "Series A Warrants" and "Series B Warrants," respectively, (ii) the 495,000 shares of Common Stock that may be acquired by the Placement Agent upon exercise of warrants included in the Placement Agent Warrant (the "Placement Agent Common Stock Warrant") or (iii) the 75,000 shares of Common Stock that may be acquired upon the exercise of warrants issued to the lender pursuant to a Bridge Loan Agreement with the Company for resale ("Bridge Loan Warrants"), are issued and the holder then resells the shares of Common Stock issued to them upon such exercise (subject to applicable securities law restrictions), the price of our Common Stock may decrease due to the additional shares of Common Stock in the market. The Series A Warrants, the Series B Warrants, the Bridge Loan Warrants and the Placement Agent Common Stock Warrant are collectively referred to herein as the "Warrants."

     As of May 13, 2005, there were 66,094 outstanding shares of our Common Stock, not held by our officers, directors, or by John McKey and Candace McKey, that are restricted securities as that term is defined in Rule 144 under the Securities Act. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of May 13, 2005, there was an aggregate of 600,000 options and warrants outstanding, not including the Warrants, and another 25,000 shares reserved for issuance under our Stock Option and Stock Grant Plan but not yet granted. On May 19, 2005, the Company granted Paul G. Laird and Les Bates each 100,000 shares of the restricted stock award, which shares have not been issued as of the date of this Prospectus.

     As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock.

The trading price of our Common Stock on the Over the Counter Bulletin Board has been and may continue to fluctuate significantly.

     Since June 4, 2004, our Common Stock has traded as low as $0.47 and as high as $1.74. In addition to volatility associated with Over the Counter Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our Common
Stock:

     o    Changes in the world wide price for oil or natural gas;
     o    Disappointing results from our discovery or development efforts;
     o    Failure to meet our revenue or profit goals or operating budget;
     o    Decline in demand for our Common Stock;
     o Downward revisions in securities analysts' estimates or changes in general market conditions;
     o    Technological innovations by competitors or in competing technologies;
     o    Lack of funding generated for operations;
     o    Investor perception of our industry or our prospects; or
     o    General economic trends.

     In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

We may require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.

     We have historically needed to raise capital to fund our operating losses and may continue to incur operating losses. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares will cause dilution to your investment and could also cause the market price of our Common Stock to decline.

     Issuances of additional shares of our stock in the future could dilute existing shareholders and may adversely affect the market price of our Common Stock. We have the authority to issue without stockholder approval up to 50,000,000, shares of Common Stock (of which, as of May 13, 2005, 3,254,451 shares were outstanding with and additional 200,000 shares authorized but are unissued) and 25,000,000 shares of preferred stock (of which, as of May 13, 2005, 50,000 shares of our Series A Preferred Stock and 32,175 of our Series B Preferred Stock were outstanding), and to issue options and warrants to purchase shares of our Common Stock. Because our Common Stock is traded on the Over the Counter Bulletin Board and is not listed on an exchange, we are not required to solicit shareholder approval prior to issuing large blocks of our stock. These future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Because we believe that trading in our Common Stock will initially continue to be limited, the issuance of our stock may have a disproportionately large impact on its price compared to larger companies.


Our Common Stock is classified as a "penny stock" under SEC rules which limits the market for our Common Stock.

     Since inception of trading in June 2004, our Common Stock has not traded at $5 or more per share. Because our stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small Cap Market, if the market price of the Common Stock is less than $5 per share, the Common Stock is classified as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934, as amended, imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our Common Stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our Common Stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

In addition to the shares of our common stock underlying shares of our Series A Preferred Stock and Series B Preferred Stock, we have a large number of shares eligible for future sale.

     As of May 13, 2005, we had reserved 625,000 shares of Common Stock for issuance upon exercise of options which have been or may be granted pursuant to our stock option plans, of which options to purchase 600,000 shares were outstanding (the "Plan Options"). Our officers and directors beneficially own 728,051 shares of our Common Stock, or 17.96% of our currently outstanding shares, which may be sold pursuant to Rule 144. Sales of Common Stock underlying Plan Options or by the certain directors may adversely affect the price of the Common Stock.

The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that we have issued adversely affects the right of the common stockholder.

     Our Series A Preferred Stock and Series B Preferred Stock pay cumulative preferred dividends equal to 18% and 12%, respectively per year, provides a preference in payment of dividends, redemption and liquidation over the Common Stock and will, upon conversion, have all of the rights of our Common Stock. Our Board of Directors has the authority to issue additional preferred stock, which could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Two of our shareholders collectively exercise voting power of more than 10% of our Common Stock.

     As of May 13, 2005, John McKey and his wife Candace McKey collectively own 397,501 shares of our Common Stock, or 11.51% of shares outstanding. Of these, Mr. McKey owns 247,500 shares (7.16%) and Mrs. McKey owns 150,001 shares (4.34%). In addition, Mrs. McKey holds warrants to purchase 150,000 shares of our Common Stock at an exercise price of $1.50, and she holds 100% of the Series A Preferred Stock which has a conversion rate of $0.65 per share, or approximately 384,615 shares. While Mr. and Mrs. McKey disclaim beneficial ownership of the shares held by the other, collectively they may be able to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this Prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this Prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                 USE OF PROCEEDS

     The Company is not selling any shares of Common Stock under this Prospectus and will not receive any of the proceeds from (i) the conversion of the shares of Series A Preferred Stock or Series B Preferred Stock into shares of the Company's Common Stock, (ii) the sale of Common Stock, or (iii) the Warrants by the Selling Shareholders named in this Prospectus. As a result, all proceeds from the sales of the Common Stock and the Warrants will go to the Selling Shareholders. We will, however, incur all costs associated with this Prospectus and related registration statement. We may, however, receive cash consideration in connection with the exercise of the Warrants and the Placement Agent Warrant for cash. If the Warrants and the Placement Agent Warrant are exercised in full for cash, we would realize proceeds, before expenses, in the amount of $8,714,250, subject to any adjustment to the exercise price and the number of shares due to the anti-dilution provisions of the warrants. Any proceeds realized upon the exercise of the Warrants and the Placement Agent Warrant will first be allocated to working capital and development of the Slater Dome Prospect.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of our Common Stock are traded on the OTC Bulletin Board under the symbol NFEI.OB." Our Common Stock was accepted for quotation on the "Bulletin Board" maintained by the NASD on May 26, 2004 and quotations began on June 4, 2004. Accordingly, no pricing information is available prior to this date.

     The market for our Common Stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to our Common Stock on a quarterly basis for the last three quarters as quoted by the NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.


            Quarter Ended                High Bid          Low Bid
            -------------                --------          -------
            May 31, 2005                 $1.74             $0.75
            February 28, 2005            $1.20             $0.75
            November 30, 2004            $0.81             $0.43
            August 31, 2004              $1.15             $0.60

     On June 30, 2005, the closing bid price of our Common Stock was $1.25. As of May 13, 2005, we had 1,725 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that there are approximately 2,150 beneficial owners of our Common Stock.

Dividend Policy

     We have not declared or paid cash dividends on our Common Stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.

Securities Authorized For Issuance Under Compensation Plans

     We have one equity compensation plan, the New Frontier Energy, Inc. Stock Option and Stock Grant Plan (the "Plan"). The table set forth below presents the securities authorized for issuance with respect to the Plan under which equity securities are authorized for issuance as of February 28, 2005.

                                  Equity Compensation Plan Information

      Plan Category         Number of securities
                              to be issued upon     Weighted-average     Number of securities remaining
                                  exercise          exercise price of    available for future issuance
                               of outstanding          outstanding      under equity compensation plans
                                  options,          options, warrants   (excluding securities reflected
                            warrants and rights        and rights              in the 1st column)
---------------------       -------------------     -----------------   --------------------------------
Equity Compensation               450,000                 $0.78                     175,000
Plans approved by
security holders

Equity Compensation                   0                     0                          0
Plans not approved by
security holders

Total                             450,000                 $0.78                     175,000


Stock Option and Stock Grant Plan

     On June 6, 2003, we adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan (the "Plan"). The Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to our employees, consultants, directors and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by our Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options.

     Incentive stock options may be granted only to statutory employees. Non-qualified options and stock grants may be made to employees, consultants, directors and other individuals or entities determined by the committee. Incentive and non-qualified options may be granted to the same individual, in the discretion of the committee. The terms of the options or the grants, including the number of shares covered by the option or award, the exercise price, vesting schedule, and term, are determined in the sole discretion of the committee, except that incentive options must satisfy the requirements of the Internal Revenue Code applicable to incentive options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013.

     As of May 13, 2005, we had granted 600,000 options to acquire shares of our common stock pursuant to the Plan and have 25,000 options to acquire shares of our common stock available for grant under the Plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 of this Prospectus. Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation

     We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently own an interest in two oil and gas prospects, each of which are undeveloped. The Slater Dome Prospect, in which we own a 30% working interest, consists of 31,631 gross acres held by mineral leases, is located along the Colorado-Wyoming border, in Moffat County, Colorado and Carbon County, Wyoming. The Slater Dome Prospect targets coal bed methane gas located at relatively shallow depths by industry drilling standards. The Nucla Prospect consists of approximately 40,387 gross acres on 27 different oil and gas leases in Montrose County, Colorado. We own varying interests in this property (20% - 30% on a lease by lease basis) subject to a marketing agreement with several third parties. For a complete description of our properties and our business operations, see "Business."

     Our plan of operation is to complete exploration and development of the Slater Dome Prospect, commence production from that property and evaluate opportunities to acquire other interests in oil and gas properties. We do not intend to develop the Nucla prospect and have granted a two-year seismic option to an independent third party.

Prospect Acquisition and Sale Philosophy

     Assuming the receipt of cash flow from the Slater Dome Prospect, we anticipate undertaking investigation of additional properties in the fiscal year that began March 1, 2005. Our objective will be to acquire properties with immediate development potential. Due to our relatively small size and competitive position in the industry, we do not anticipate acquiring a large inventory of properties to hold for future development. Rather, one or a small number of properties will be targeted with immediate development potential.

Summary of Financial Data

     The following selected financial data should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this Form 10-KSB. The selected financial data as of February 28, 2005 and February 29, 2004 and for each of the fiscal years ended February 28, 2005 and February 29, 2004 have been derived from our financial statements which have been audited by our independent auditors and included elsewhere in this Form 10-KSB. The selected financial data provided below is not necessarily indicative of our future results of operations or financial performance.

                                                        Year Ended
                                                        ----------
   Statement of Operations Data:            February 28, 2005     February 29, 2004
                                            -----------------     -----------------
Revenue                                          $28,132               $25,204
                                           -------------         -------------

(Loss) from operations                           $(678,869)            $(585,719)
Other income (expense), net                      $(41,917)             $(88,056)
Net loss                                         $(720,786)            $(673,775)
Weighted average shares outstanding              3,215,163             3,194,451

Basic and diluted net loss per share             $(0.24)               $(0.21)

                                                             As of
Balance Sheet Data:                         February 28, 2005     February 29, 2004
                                            -----------------     -----------------

Working capital                                  $1,276,776      $(202,714)
Current assets                                   $2,317,206      $58,088
Current liabilities                              $1,040,430      $260,802
Total assets                                     $5,611,954      $2,276,297
Total liabilities                                $1,040,430      $475,942
Total Shareholders' equity                       $4,571,524      $2,291,355


 Year Ended February 28, 2005 Compared to the Year Ended February 29, 2004.

     Our revenue continues to be nominal. During the fiscal year ended February 28, 2005, our revenue was $28,132 as compared to $25,204 compared to the fiscal year ended February 29, 2004, an increase of $2,928 or 11.62%. The increase was the result of the increased price for oil and gas produced from the properties in which we hold an overriding royalty interest.

     Our nominal revenues are the direct result of our inability to market gas from the Slater Dome Prospect. The 18-mile gas gathering line that will transport the Company's natural gas from Slater Dome to a Questar transportation line in Baggs, Wyoming has been completed and we anticipating the sale of natural gas in the second calendar quarter of 2005.

     Exploration costs were $50,456 during the fiscal year ended February 28, 2005 as compared to $40,914 during the fiscal year ended February 29, 2004, an increase of $9,542 or 23%. The change was the result of:

                  Dry holes                      $        (23,149)
                  Maps, supplies etc                        5,143
                  Delay rentals                            19,898
                  Consultants and research                  7,650
                                                 -----------------
                                                 $          9,542
                                                 =================

     We did not abandon any property during the fiscal year ended February 28, 2005 resulting in a decrease of $5,672 during the fiscal year ended February 28, 2005 as compared to the previous year.

     Lease operating expenses were $180,105 during the fiscal year ended February 28, 2005 as compared to $21,593 during the fiscal year ended February 29, 2004, an increase of $158,512 or 734%. The primary reasons for the increase are (i) the wells in the Slater Dome Prospect are in the process of dewatering in anticipation of production and accordingly have operating costs and (ii) in connection with our sale of a working interest to Cedar Ridge in 2003, Cedar Ridge credited us $500,000 against our working interest costs, which was used until June 2004.

     General and administrative expenses were $458,941 during the fiscal year ended February 28, 2005 as compared to $438,119 during the fiscal year ended February 29, 2004, an increase of $20,822 or 5% compared with the previous year. The change was the result of:

                  Salaries                             $        18,829
                  Travel                                        15,830
                  Rent                                           8,733
                  Shareholder relations, filing fees             7,865
                  Miscellaneous                                (1,281)
                  Auto                                         (4,038)
                  Payroll taxes                               (10,051)
                  Professional fees                           (15,065)
                                                      -----------------
                                                       $       20,822
                                                      =================

     Salaries increased because the officers were on the payroll for a full year during the fiscal year ended February 28, 2005 as compared to a 10-month period during the calendar year ended February 29, 2004. Travel expenses increased because of increased trips to the Slater Dome Prospect as a result of increased operations and the preparation for production along with increases associated with general corporate activities. Rent expense increased during the fiscal year ended February 28, 2005 because during the fiscal year ended February 29, 2004, we shared office space rent free for six months with our former parent company. Shareholder relations and filing fees increased because we became a publicly held company in April 2004 and did not have these expenses in the previous period. Auto expenses decreased during the fiscal year ended February 28, 2005 because we did not have any vehicles during the fiscal year ended February 28, 2005 compared to the fiscal year ended February 29, 2004. The change in miscellaneous expenses is considered nominal and in the ordinary course of business. Payroll taxes decreased because the officers accrued three months of compensation without actually being paid and accordingly payroll taxes decreased. Professional fees decreased during the fiscal year ended February 28, 2005 because of the fees associated with the initial registration statement filed with the Securities and Exchange Commission in 2004 were not present in 2005.

     There were no impairment losses during the fiscal year ended February 28, 2005 resulting in a decrease of $64,316 as compared to the previous year because the Company did not have any properties that had costs in excess of their estimated realizable value.

     Depreciation and depletion were $17,499 during the fiscal year ended February 28, 2005 as compared to $40,309 during the fiscal year ended February 29, 2004, a decrease of $22,810 or 56.59%. The decrease in depreciation and depletion was primarily the result of lower production levels in the properties where we hold an overriding royalty interest during the fiscal year.

     Loss on the sale of assets was $1,606 during the fiscal year ended February 28, 2005 as compared to $70,276 during the fiscal year ended February 29, 2004, a decreased loss of $68,670 or 97.71%. The decreased loss was primarily the result of the sale during the fiscal year ended February 29, 2004 of two working interest properties for a loss of $55,000 together with a loss on disposition of vehicles amounting to $15,300 that were not present during the fiscal year ended February 28, 2005 offset by a loss on the production payment receivable of $1,606 in fiscal 2005.

     Interest income was $3,624 during the fiscal year ended February 28, 2005 as compared to $5,114 during the fiscal year ended February 29, 2004, a decrease of $1,490, or 27%. The decrease is primarily the result of a decrease in the amounts of cash invested in interest bearing instruments and the sale of a production payment receivable in September 2004, which accrued interest and was held for the entire 2004 year.

     Interest expense amounted to $43,935 during the fiscal year ended February 28, 2005 as compared to $22,894 during the fiscal year ended February 29, 2004, an increase of $21,041, or 92%. The increase in interest expenses was primarily the result of $250,000 in additional debt with interest rates at 18% over six months of 2005 that was not present in 2004.

     Preferred stock dividends were $63,021 during the fiscal year ended February 28, 2005 as compared to no preferred stock dividends during the fiscal year ended February 29, 2004. The preferred stock dividends were the result of the issuance of our Series A Preferred Stock and Series B Preferred Stock.

     For the reasons set forth above, for the year ended February 28, 2005, we realized a net loss attributable to common shareholders of $783,807, or $.24 per share as compared to a net loss attributable to common shareholders of $673,775 or $.21 per share on revenue of $25,204 for the fiscal year ended February 29, 2004, an increased loss of $110,032 or ($.03 per share) or 16%. We expect to incur losses from operations until we can establish sufficient production from our oil and gas properties to generate revenue sufficient to cover our operating, general and administrative expenses.

 Year Ended February 29, 2004 Compared to the Year Ended February 28, 2003.

     For the year ended February 29, 2004, we realized a net loss attributable to common shareholders of $673,775, or $.21 per share, on revenue of $25,204. This compares with a net loss attributable to common shareholders of $517,728, or $.16 per share on $5,300 of revenue for the previous fiscal year ending in 2003. The loss increased by $156,047 ($.04 per share) or 30%. Per share amounts give effect retroactively to the reverse stock split effective March 3, 2004.

     Our revenue continues to be nominal. This is a direct result of our inability to market gas from our primary property. Currently, our only producing properties are those in which we have an overriding royalty interest. Our production revenues for 2004 amounted to $25,204, an increase of $24,514 or 3,552% from 2003. The principal reason for the increase is that our former parent transferred the properties to us on February 28, 2003 and accordingly, we did not have any comparable revenues in the previous year. Our consulting revenue was $0 in fiscal 2004 compared with $4,610 in fiscal 2003 because the Company did not provide any consulting services to outside parties in fiscal 2004.

     Operating expenses for the year included exploration costs of $40,914, including drilling of a dry hole, a decrease of $18,789, or 31% from 2003. The principal components of the decrease are decreased geological and geophysical costs in the amount of $14,900 and a decrease in dry hole expense of $3,900.

     Lease operating expenses for 2004 amounted to $21,593, an increase of $16,523, or 326% from 2003. The principal factor in this increase is that our former parent transferred working interest properties to us on February 28, 2003 on which we spent $16,500 in reworking expenses in fiscal 2004 and we did not have any comparable expense in the previous year.

     We abandoned certain properties with a value of $5,672 in fiscal 2004, a decrease of $47,742, or 89% from 2003. We also incurred an impairment loss of $64,316 in fiscal 2004 arising from the write down of a production payment receivable as compared to $0 in fiscal 2003.

     We incurred general and administrative expenses of $438,119, an increase of $74,361 or 20% over fiscal 2003. The principal components of the general and administrative expenses are employee compensation, payroll taxes and benefits of $216,600, professional fees of $105,700, and general office expenses of $115,800. Employee compensation and its related expenses decreased $45,200 in fiscal 2004 compared to 2003 arising from a decrease in officer compensation. Professional fee expenses increased by $105,300 in fiscal 2004 compared to 2003; the increase in 2004 is due to the Company filing a registration statement for its common stock together with fees incurred by our subsidiary, Skyline Resources, in connection with litigation where Skyline was a third party to a dispute. The other components contributing to the increase are office rent in the amount of $7,400, travel in the amount of $5,600 and general office expenses of $1,300.

     Depreciation, depletion and amortization totaled $40,309 for the year, an increase of $21,458, or 114% from 2003. The increase arises from depletion in the amount of $29,900 on the properties our former parent transferred to us on February 28, 2003 and accordingly, we did not have any comparable depletion in the previous year. This increase is offset by a reduction in depreciation in the amount of $8,400 compared to fiscal 2003; the decrease is a result of disposition of Company-owned vehicles which were not replaced.

     We recognized interest income of $5,114 in fiscal 2004 compared with $0 in fiscal 2003. The income is principally from the accretion of the imputed interest relating to the production payment transferred to the Company by its former parent on February 28, 2003.

     Interest expense of $22,894 increased by $662, or 3% compared to fiscal 2003; such increase is considered normal in the ordinary course of business and reflects the changes in the interest rates.

     A loss on disposition of assets in the amount of $70,276 in fiscal 2004 compared to $0 in fiscal 2003 and is the result of disposing of two working interest properties for a loss of $55,000 together with a loss on disposition of vehicles amounting to $15,300 in 2004.

     We expect to incur losses from operations until we can establish sufficient production from our oil and gas properties to generate revenue sufficient to cover our operating, general and administrative expenses. That objective, in turn, is dependent upon receipt of additional working capital. (See, Liquidity and Capital Resources).

Liquidity and Capital Resources

     We have not generated positive cash flows from operating activities. However, our liquidity and working capital position improved during the fiscal year ended February 28, 2005, compared to the fiscal year ended February 29, 2004. Specifically, our working capital at February 28, 2005 was $1,276,776 compared to a deficit of $202,714 at year ended February 29, 2004.

     The principal reasons for the changes were the funds received from investors from the issuance of shares of our Series A Preferred Stock and Series B Preferred Stock.

     Series A Preferred Stock

     In March 2004, we accepted a subscription from a shareholder in a private placement for the sale of $250,000 of Series A Preferred Stock and common stock purchase warrants. Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock shall rank in parri passu to the Series B Preferred Stock for payment of dividends, redemption and liquidation. The Series A Preferred Stock pays a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year, that is payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the Series A Preferred Stock may convert any or all of the shares into shares of our Common Stock at the rate of $0.65 per share, unless otherwise adjusted. If not sooner converted, all of the Series A Preferred Stock automatically converts into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. The Series A Preferred Stock may be redeemed by us for an amount equal to the $5.00 per share issue price and any accrued and unpaid dividends upon not less than 15 days advance notice to the holders of the Series A Preferred Stock. As of May 13, 2005, there were 50,000 shares of our Series A Preferred Stock issued and outstanding.

     Series B Preferred Stock

     Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock par value $0.001 (the "Series B Preferred Stock"). In the period from December 23, 2004 to February 28, 2005, the Company issued 32,175 shares of the Series B Preferred Stock in connection with a private placement realizing gross proceeds of $3,217,500 offset by offering expenses in the amount of $456,524 resulting in net proceeds to the Company of $2,760,976. The Series B Preferred Stock ranks in parri passu to the Series A Preferred Stock for payment of dividends, redemption and liquidation.

     The stated value of the Series B Preferred Stock is $100.00 per share. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum, payable in arrears quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2005. The dividends are cumulative and payable in cash. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. Each 130 shares of Series B Preferred Stock is convertible into 20,000 shares of Common Stock of the Company at the rate of $0.65 per share.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     During the year ended February 28, 2005, net cash used in operations was $271,265, consisting primarily of a net loss of $720,786 and an increase in accounts payable of $444,199.

     Net cash flows used in investing activities were $601,262, which was primarily the result of the acquisition of our oil and gas properties.

     The principal elements of the investing and financing activities that provided the cash used in operating activities were the receipt of proceeds from the issuance of convertible preferred stock in the amount of $3,217,500, (net of offering costs of $456,524) issuance of a note to a shareholder in the amount of $250,000 and the collection of an employee advance. We participated in drilling an additional well at Slater Dome which cost $162,503, acquired additional acreage costing $133,354, incurred other completion, reworking expenses in the amount of $204,438 and expended $143,164 on compressors and water transfer facilities in anticipation of placing the existing wells into production. The proceeds were offset by payments of principal on the bank debt in the amount of $102,050 and preferred stock dividends of $38,343.

     Our outstanding debt at February 28, 2005 includes the amount of $250,027 payable to a bank, bearing interest at the rate of .75% over the Wall Street Journal Prime and maturing in March 2005. The note was paid in full according to its terms. Additionally, we have incurred debt to a shareholder in the amount of $250,000 due August 30, 2005 bearing interest at the rate of 18%, collateralized by lease and well equipment.

     We expect that working capital requirements will be funded through a combination of our existing funds, cash flow from operations, debt and further issuances of securities. Existing working capital and anticipated cash flow are expected to be adequate to fund our operations over the next 12 months, assuming that we do not participate in the drilling of additional wells on the Slater Dome Prospect. However, we intend to solicit additional capital in the future in the form of equity or debt to finance: (i) our shares of the drilling of 4 wells anticipated at Slater Dome Prospect; (ii) obtaining additional interests in the gas gathering pipeline; and (iii) to provide capital for other lease acquisitions. We believe that we will be an attractive investment in the near future based upon our ownership interest in the Slater Dome Prospect and upon trends in natural gas prices and the domestic supply of natural gas. Our working capital requirements are expected to increase in line with the growth of our business. We have no lines of credit or other bank financing arrangements.

     Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our Common Stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations. In the event we are unable to obtain such financing, we may be forced to non consent in drilling the proposed wells at the Slater Dome Prospect or enter into farm out or joint venture arrangements within the industry.

     In addition to capital necessary to pay our proportionate share of costs and expenses relating to drilling and development of the Slater Dome Prospect, it will be necessary for us to acquire capital for administrative expenses. However, due to our status as a small, independent explorer, we expect these expenses to be generally small in relation to our drilling and development costs. We currently have three employees, two of whom are our executive officers. We also maintain small office space as our executive and administrative headquarters. We expect that the rent associated with our office space, together with salary and benefits for our employees, will constitute the majority of our administrative expenses for the foreseeable future. Since we do not operate any property at this time, we expect our staff and office requirements will remain minimal.

     As described under "Plan of Operation," we intend to meet a portion of our working capital requirements through the production of gas from the Slater Dome Prospect. Production from this property is subject to beginning operations of a gas gathering pipeline to transport the gas to market. We expect to be selling gas in the second calendar quarter of 2005. We believe the expenditures to date have proved the existence of economical amounts of natural gas reserves, and we are prepared to seek additional financing if necessary to further develop the Slater Dome Prospect. If we are successful in that endeavor, we believe the production will be more than sufficient to provide for current working capital and additional resources for acquisition, exploration and development of additional properties. If we are unsuccessful, we may be forced to sell additional stock, incur debt, nonconsent to drilling additional wells or sell our interest in the Slater Dome Prospect to continue in operation.

MATERIAL COMMITMENTS

     Pursuant to the Operating Agreement with Cedar Ridge, we will be obligated to pay our proportionate share of an extensive seismic survey and exploration program of the Slater Dome Prospect and the drilling of the four wells expected to be drilled at the Slater Dome Prospect in the spring of 2005. The estimated costs are expected to be $610,000.

     We are obligated to pay Paul G. Laird, Les Bates and Jubal S. Terry pursuant to their employment agreements. The employment agreements contain provisions under which we will be obligated to pay Mr. Laird and Mr. Bates all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control as defined in the agreements occur. Each of the employment agreements calls for annual compensation of $85,000 per year each. See "Employment Agreements."

PURCHASE OF SIGNIFICANT EQUIPMENT

     We do not intend to purchase any significant equipment during the next twelve months other than participating in drilling additional wells on the Slater Dome Prospect.

APPLICATION  OF CRITICAL ACCOUNTING POLICIES


     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.


Critical Accounting Policies and Estimates

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Reserve Estimates.

     Estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. Many factors will affect actual net cash flows, including:

     o    the amount and timing of actual production;
     o    supply and demand for natural gas;
     o    curtailments or increases in consumptions by natural gas purchasers;
          and
     o    changes in governmental regulation or taxation.

Property, Equipment, and Depreciation.

     We follow the successful efforts method of accounting for oil and gas properties. Under this method all productive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. These capitalized costs include lease acquisition, geological and geophysical work, delay rentals, drilling, completing and equipping oil and gas wells, including salaries, benefits and other internal salary related costs directly attributable to these activities. Costs associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development also are capitalized to oil and gas properties. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves, and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized. As a result, we are required to estimate our proved reserves at the end of each quarter, which is subject to the uncertainties described in the previous section.

                                    BUSINESS

Overview

     We are a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. To date, our focus has been on leasing properties in proximity to proven producing reserves and selling a portion of the interest that we acquire to reduce our risks. Presently, we have no proved reserves.

     We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. in January of 2000. Shortly following our organization, we executed an agreement to acquire patented technology relating to an internet-enabled, remote access technology for the self-storage industry. During this time of the "dot-com" boom, we envisioned the organization and operation of an internet-enabled self-storage business. Toward that end, we agreed to acquire the patent and related technology from the inventor.

     Shortly after we were organized, the dot-com melt down began. We were unable to obtain financing for this self-storage venture. Consequently, we agreed to return the technology to the inventor in exchange for cancellation of the remaining payments. We were essentially dormant during the remainder of 2000.

     We acquired 100% of Skyline Resources in June 2001 in a share exchange in which we issued 1,579,000 shares of our Common Stock to the former shareholders of Skyline Resources in exchange for all of the outstanding stock of that entity. In February 2002, we were acquired by WYOG. In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 3,194,451 shares of New Frontier Energy, Inc. Common Stock to its shareholders.

Description of Properties

     All of our properties are located in the States of Colorado and Wyoming. At February 22, 2005, we had an interest in 72,018 gross, 66,340 net acres of undeveloped oil and gas properties of which we had a direct ownership in 25,157 net acres to our interest. We had an interest in nine oil or gas gross wells and
2.7 net wells at that date.

     Slater Dome/Coal Bank Draw Prospect

     We acquired our interest in the Slater Dome Prospect in 2001, when we acquired Skyline Resources. Skyline Resources, in turn, acquired its interest in the Slater Dome Prospect in November 1998 from Energy Investments, Inc., a privately held, independent third party ("EI"). Skyline Resources paid approximately $245,000 for its interest in the property.

     In addition to the cash consideration paid to EI, Skyline Resources agreed to drill two test wells to test different formations on the property as part of the consideration paid for its interest in the Prospect. One of these wells was drilled and the other not, resulting in Skyline Resources forfeiting a portion of its interest in the property. The end result was that Skyline Resources owned a 50% interest in all formations to the base of the Mesa Verde/Top of the Mancos and forfeited its interest in deeper formations. In the fiscal year ended February 28, 2005, the Company acquired the interest in the deeper formations.

     Prior to Phillips Petroleum assuming operating control of this property, Skyline Resources drilled an exploratory well to test for gas. The well was tested by producing and flaring natural gas for a period of 30 days. Phillips Petroleum drilled six additional gas wells and one water disposal well on the prospect, but did not test these wells. Pursuant to the terms of the operating agreement, Skyline Resources paid its proportionate share of the cost of drilling these wells and earned a proportionate interest in each.

     Phillips Petroleum sold its interest in the property in 2002 and Skyline Resources exercised an option to acquire an additional 33.33% interest in the property, following which it owned a total of 66.67%.

     In an effort to diversify its holdings and obtain an operator experienced in coal bed methane development and production, WYOG caused Skyline Resources to sell an interest to Cedar Ridge. That transaction was completed March 27, 2003. Pursuant to the terms of the purchase and sale agreement between Skyline Resources and Cedar Ridge, Skyline Resources sold a 36.67% undivided working interest in its right, title and interest to most assets comprising the Slater Dome Prospect, including the following:

     o Oil and gas leases, all delivering a minimum 80% net revenue interest, unless otherwise agreed;

     o Gas wells, coal bed methane gas wells, disposal wells and other wells located on these leases;

     o    Equipment;

     o    Natural gas and other hydrocarbons present on the property; and

     o Contracts, permits, rights-of-way and agreements, to the extent the same are transferable; and certain documentation.

     Following this sale, Skyline Resources retained a 30% interest in the property. In April 2003, we sold Cedar Ridge a 36.67% working interest in the Slater Dome Prospect for $900,000, subject to certain conditions. Of the total purchase price, Cedar Ridge paid $400,000 at or before closing and the balance of $500,000 was credited by Cedar Ridge against our working interest in costs incurred through July 2004.

     Our interest in the Slater Dome Prospect is subject to an operating agreement dated February 28, 2003 between us, Cedar Ridge as the operator and Slaterdome Gas, Inc., the owner of a 33% interest in the Slater Dome Prospect (the "Operating Agreement"). Pursuant to that Operating Agreement, Cedar Ridge makes substantially all decisions affecting the exploration, development and operation of the Slater Dome Prospect.

     The primary drilling objective in the Slater Dome Prospect is the Lower Iles coal formation of the Mesa Verde Group at depths ranging from 700 to 3,200 feet. These coal sections are expected to have significant quantities of methane gas.

     A secondary objective consists of a group of sands that exist between the base of the Iles formation and the top of the Mancos shale. The Deep Creek Sand is the basal sand of this group. The Deep Creek Sand was productive in the Savery Field just north of the Slater Dome Prospect. However, there is no assurance that gas can be produced economically from the Slater Dome Prospect.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas pipeline systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

Natural Gas Gathering Pipeline

     Production of natural gas from the Slater Dome Prospect is contingent on the completion and operation of a natural gas gathering pipeline to transfer gas from the property to another existing gas pipeline. Prior to May 2005 there was no operating gathering pipeline available at the Slater Dome Prospect to transport our gas. However, Slater Dome Gathering, LLLP ("SDG"), an affiliate of our President, recently completed construction of a gathering pipeline to the Slater Dome Prospect. The 18-mile gas gathering line began transporting the Company's natural gas from the Slater Dome Prospect to a Questar transportation line in Baggs, Wyoming in June 2005. We began selling natural gas in the June 2005. Subsequent to February 28, 2005, we loaned $1,000,000 to SDG in connection with the construction of the Pipeline, which we converted into SDG Class A limited partnership interests. We will receive a minimum 30% limited partnership interest in SDG before payout and 25% after payout.

     In connection with the loan, the Corporation executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). The Partnership Agreement provides that distributions will be allocated (i) first, to Natural Resource Group Gathering, LLC, the General Partner of the Partnership (the "General Partner") in the amount of the Out of Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement) of all of the Limited Partners is reduced to zero; and (iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion.

     In addition to potentially providing a market for gas produced from the Slater Dome Prospect, the gathering pipeline system may also provide an additional source of revenue because we participate indirectly in the ownership through our investment in SDG. Gas produced from other owners and operators in the area around the Slater Dome Prospect can be transported through the gathering pipeline for a fee. The fee is customarily based on the amount of gas transported through the system. The attractiveness of a gas gathering pipeline system to other producers will depend on the amount of the fee and other alternatives for transporting gas to market. We, along with the other working interest owners at Slater Dome, have agreed to pay SDG a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate the gas to the gathering pipeline.

Area of Mutual Interest

     Pursuant to the terms of a participation agreement dated March 24, 2003 we granted Cedar Ridge the option to participate in an area of mutual interest designated in proximity to the Slater Dome Prospect. The area of mutual interest consists of approximately 16,000 acres surrounding the existing leases and the deeper Niobrara rights on the existing leases. Pursuant to those terms, Cedar Ridge is entitled to direct negotiation to acquire additional acreage in the area of mutual interest. Each party, by paying its proportionate share of costs, will acquire an interest in that area equal to its interest in the existing Slater Dome Prospect. We expect this provision to provide a vehicle for acquiring additional acreage if the property is proved productive.

The Nucla Prospect

     The Nucla Prospect consists of approximately 40,000 gross acres in the aggregate, of which we own 8,397 net acres. The interests of all of the owners of this Prospect have been combined in an effort to market and sell the property. The Nucla Prospect is located in Montrose County, Colorado, which is on the western edge of Colorado.

     The Nucla Prospect is essentially an exploration project. As such, we acquired our interest with the idea of selling a majority to a larger industry participant. Due to the substantial costs necessarily involved in exploring and possibly developing the property, we do not believe it is an appropriate prospect for us to develop. Wyoming Oil & Minerals, Inc.("WYOG"), our former parent company, acquired the interest from NRG Resources, Inc. ("NRG") in April 2002 in an arms length negotiated transaction issuing 60,000 shares of its Common Stock valued at $2.00 per share. Paul G. Laird and Les Bates, both officers and directors of the Company, and Grant Gaeth, a director of the Company, were officers and directors of NRG and at the time of the transaction had no ownership in WYOG.

     We and the other interest owners have executed an agreement governing our interests in the property. Pursuant to the agreement, the interest owners created an area of mutual interest surrounding the property in which any owner must offer a right to participate to any other owner. The main purpose of the agreement is to market and sell a majority of the interests. To that end, each owner is attempting to obtain industry partners to further evaluate the Nucla Prospect by seismic surveying and/or drilling of one or more test wells. It is anticipated that the Nucla Prospect will be sold for cash, subject to a retained over-riding royalty interest, and possibly, a carried or back-in working interest. In the event of the sale of the Nucla Prospect, each party shall be reimbursed for individual lease costs and other reasonable and necessary expenses connected with the sale. Any remaining proceeds shall be divided in accordance with the parties' interest in the property. Finally, the parties have agreed that consent to sale of the property shall not be unreasonably withheld.

     We, together with the other working interest owners, granted a two year seismic option to an independent third party in December 2004. The consideration, net of costs, for the option approximates $15,171 to the Company's interest and the grantee will pay all lease rental obligations during the option period.

Coal Bed Methane Gas

     Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under normal geologic conditions. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is coal bed methane ("CBM"). Water permeates coal beds and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven times as much as a conventional natural gas reservoir of equal rock volume. CBM is kept in place usually by the presence of water. Thus the production of CBM in many cases requires the dewatering of the coal gas to be extracted. Therefore, in a coal bed gas well, water is produced in large volumes especially in the early stages of production. As the amount of water in the coal decreases, gas production increases.

     The United States Geological Survey has estimated coal bed gas resources of at least 700 trillion cubic feet. About 100 trillion cubic feet of that appears to be economically recoverable with existing technology. CBM gas currently accounts for about 7.5% of total natural gas production in the United States.

 Competition

     Our competition includes major natural resource companies that operate globally as well as independent operators located throughout the world, including North America.

     The three largest CBM producers in the lower 48 states are BP Amoco, Burlington Resources and Phillips Petroleum, all producing most of their CBM production from the San Juan Basin in northwest New Mexico and southwest Colorado. Though it ranks fourth in terms of production, the leading CBM player in terms of growth and technology is widely acknowledged to be Devon Energy. Devon is aggressively expanding CBM production in the Powder River Basin in Wyoming and Montana, the Raton Basin in south-central Colorado and northeastern New Mexico, and has CBM production in the San Juan Basin and Wind River Basin in central Wyoming. Devon Energy has also acquired what is considered a "dominant" 250,000 acre position in the Powder River Basin in additional to 53,000 acres in the Wind River and 150,000 acres in the Forest City/Cherokee Basin in Kansas.

     Anadarko Petroleum Corporation is an independent oil and gas exploration and production company with 2.4 billion barrels of oil equivalent of proved reserves as of December 31, 2004. Its major areas of operation in the United States are located primarily in Texas, Louisiana, the mid-continent region and the western states, Alaska, the Gulf of Mexico. It also has operations in several international markets. Anadarko Petroleum Corporation actively markets natural gas, oil and natural gas liquids production and owns and operates gas-gathering systems in its core producing areas. In addition, it is engaged in the hard minerals business through non-operated joint ventures and royalty arrangements in several coal and industrial mineral mines located on lands within and adjacent to its properties, that includes an eight-million-acre strip running through portions of Colorado, Wyoming and Utah.

     EOG Resources, Inc. explores, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, as well as in Canada, Trinidad and selected other international areas. EOG's operations are mainly natural gas and crude oil exploration and production. At December 31, 2004, EOG's total estimated net proved reserves were 5,647 billion cubic feet equivalent (Bcfe), of which 5,047 billion cubic feet (Bcf) were natural gas reserves and 100 million barrels (MMBbl), or 600 Bcfe, were crude oil, condensate and natural gas liquids reserves. As of December 31, 2004, approximately 50% of EOG's reserves (on a natural gas equivalent basis) were located in the United States, 25% in Trinidad, 24% in Canada and 1% in the United Kingdom North Sea. EOG has drilled 48 net wells in the Chapita/Natural Buttes area of the Uinta Basin, Utah, and 40 net wells in each area of Wyoming's Green River Basin - the Big Piney area and the LaBarge Platform/Moxa Arch area. EOG also drilled 16 net wells in the Bakken horizontal play of the Williston Basin in Montana.

     The following is a summary of the regional competitors that are active in the coal bed methane segment of the industry.

     As of December 31, 2004, Double Eagle Petroleum Co. owns interests in a total of 524 producing wells, with natural gas constituting approximately 96% of its production and oil constituting approximately 4% (assuming six mcf of gas production equals one barrel of oil production). Double Eagle's Eastern Washakie coal bed natural gas project is a 40-mile-long trend located between the town of Baggs and Rawlins, in south central Wyoming. Over 100 wells have been drilled by Double Eagle or Anadarko to evaluate the potential of the Mesa Verde coal beds in this trend. Double Eagle owns an interest in 41,144 acres (5,168 net acres) in the Powder River Basin.

     Galaxy Energy Corporation ("Galaxy") is in the business of acquiring and developing coal bed methane and other unconventional and conventional natural gas properties in Wyoming, Texas, Europe and other areas where shallow coal beds offer attractive exploitation opportunities for natural gas. Galaxy has an interest in 160 completed wells and 69 wells in various stages of completion as of March 4, 2005. Galaxy owns an interest in 310,519 gross acres and 91,692 net acres in the Powder River Basin in Wyoming and Montana.

Government Regulation

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on the company.

Oil & Gas Regulation

The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows:

Drilling and Production

     Our operations are subject to various types of regulation at federal, state, and local levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties and municipalities in which we operate also regulate one or more of the following:

     o    the location of wells;
     o    the method of drilling and casing wells;
     o    the rates of production or "allowables";
     o the surface use and restoration of properties upon which wells are drilled and other third parties;
     o    the plugging and abandoning of wells; and
     o    notice to surface owners and other third parties.

     State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

Natural Gas Sales Transportation

     Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

     FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

Mineral Act

     The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

Environmental Regulation

     Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

Waste Disposal

     The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute "solid wastes," which are regulated under the less stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

CERCLA

     The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course of operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

Air Emissions

     Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act

     The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

     We believe that we are in substantial compliance with current applicable environmental laws and regulations.

     As the operator of Slater Dome Prospect, Cedar Ridge will be responsible for obtaining all permits and government permission necessary to operate the property. Cedar Ridge must obtain permits for any new wells that are drilled. Further, SDG will be responsible for maintaining easements or other arrangements with owners of the land over which the gathering line is built as well as operating and maintaining the gathering line.

     Research and Development Activities

     No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past two years.

     Employees

     We currently have three employees. Paul G. Laird is our President and Chief Executive Officer, Les Bates is our Secretary, Treasurer and Principal Accounting and Financial Officer and Jubal S. Terry is the Manager of Exploration. Our executive officers devote such time as each officer deems necessary to perform their duties to the Company and are subject to conflicts of interest.

     From time to time, we use the services of clerical and accounting personnel on a part-time basis, and the services on a contract basis of geologists, engineers, landmen and other professionals as may be necessary for our oil and gas operations.

Legal Proceedings

     We are not currently subject to any legal proceedings, and to the best of our knowledge, none other is threatened, the results of which would have a material impact on our properties, results of operation or financial condition. Neither, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

     All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

     Our directors and executive officers, their ages, positions held are as follows:



           Name                  Age            Position with the Company
           ----                  ---            -------------------------
           Paul G. Laird          49            President, CEO and Director

           Les Bates              62            Secretary/Treasurer,
                                                Principal Accounting &
                                                Financial Officer and
                                                Director

            Grant I. Gaeth        73            Director

     The following information summarizes the business experience of our officers and directors, as well as the officers, directors and key employees.

     Paul G. Laird has been the President and a director of our company since April 2003, and a director of Skyline since June 2003. He is currently the president of Natural Resource Group, Inc., a privately held oil and gas exploration and development company, a position he has held since 1997. Prior to that, he was the vice president of land operations for Western Alliance Petroleum Corporation and land manager for Canterra Petroleum, Inc., both private oil and gas companies. During this time, he was active in oil and gas exploration and development in the states of Montana, North Dakota, Colorado, Nebraska, Wyoming and Utah. Mr. Laird was a founder of International Marketing Corporation of Colorado, a private company engaged in the restaurant business. He received a Bachelor of Science in business with an emphasis in petroleum, land and real estate management from the University of Colorado in 1980.

     Les Bates has been the Principal Accounting and Financial Officer, Secretary, Treasurer and a director of our company since April 2003, and Secretary and a director of Skyline since June 2003. Mr. Bates established Les Bates & Associates, Inc. in 1974 after five years of working with two of what were then known as "Big 10" accounting firms. Les Bates & Associates has provided a broad range of auditing, accounting, and tax services to public and private corporations, consisting of oil and gas companies, oil and gas drilling and development programs, mining and mineral exploration entities, light manufacturing companies, real estate developers, contractors, alternative energy companies and private individuals. Mr. Bates has taught oil and gas accounting classes as an adjunct professor at the University of Colorado -Denver and for the American Institute of Bankers, Denver chapter.

     Grant I. Gaeth has been a director since April 2003 and has been involved in exploring for oil and gas since his graduation from Utah State University in 1953. He started with The Carter Oil Company and Humble Oil and Refining Company (Exxon), working as a field geologist in the Colorado Plateau, Basin and Range geological provinces. He worked on Exxon's geological efforts along the Colorado River, mapping structural leads throughout the Southern half of Utah. Mr. Gaeth has been self employed as an independent consulting geologist for the last 37 years.

     There are no family relationships among directors, nor any arrangements or understandings between any director and any other person pursuant to which any director was elected as such. The present term of office of each director will expire at the next annual meeting of stockholders.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

     Currently, we do not have an audit committee and as such do not have a financial expert on our audit committee. We do not have a compensation or nominating committee of the Board of Directors.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

Code of Ethics

     At this time, the Company has not adopted a formal Code of Ethics that applies to the Chief Executive Officer and Chief Financial Officer. The Company expects to adopt a formal Code of Ethics during the current fiscal year.

Involvement in Certain Legal Proceedings

     During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Director Compensation

     We have not paid any cash compensation to our directors for their service on our Board of Directors. However, we intend to pay $100 per meeting to our directors for the foreseeable future.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act, generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended February 28, 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met, except that Messrs. Laird, Bates and Gaeth were each delinquent in filing a Form 4 to disclose one transaction in October, 2004 and such forms were subsequently filed in November 2004.

 Item 10. Executive Compensation

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the fiscal year ended February 28, 2005 and February 29, 2004, of Paul G. Laird and Les Bates, the Company's most highly compensated executive officers. Messrs. Laird and Bates were appointed in April 2003.

                                     Annual Compensation                     Long Term Compensation
                          --------------------------------------         -----------------------------------
Name and                  Fiscal Year     Salary           Other         Other Annual         Securities
Principal Position                                                       Compensation      Underlying Options
--------------------------- ------------ -------------- ---------------- ----------------- --------------------
Paul G. Laird
  Chief Executive           2005         $84,996        $    --          $      --            100,000 (1)
  Officer and President     2004(2)      $63,747        $    --          $      --             25,000 (3)

--------------------------- ------------ -------------- ---------------- ----------------- --------------------

Les Bates                   2005         $84,996        $   --           $      --            100,000 (1)
 Principal Accounting and
Financial Officer,          2004(2)      $63,747        $   --           $      --             25,000 (3)
Secretary, Treasurer and a
director
--------------------------- ------------ -------------- ---------------- ----------------- --------------------

(1) Includes options to acquire 100,000 shares of common stock at an exercise price of $0.75 per share, exercisable until October 24, 2014
(2)  From June 1, 2003 to February 29, 2004.
(3) Includes options to acquire 25,000 shares of common stock at an exercise price of $1.00 per share, exercisable until June 6, 2013.


 Option Values

     The following table provides certain information concerning the fiscal year end value of unexercised options held by Messrs. Laird and Bates.


                 Aggregated Option Exercises in 2005 Fiscal Year
                        and Fiscal Year End Option Values
----------------------------------------------------------------------------------------------------------------------
Name           Shares         Value          Number of  Unexercised  Options at   Value of Unexercised In-the-Money
               acquired on    realized      Fiscal Year End                       Options fiscal year end (1)
               exercise
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------
                                            Exercisable      Unexerciseable       Exercisable      Unexerciseable
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------
Paul G. Laird  0              0             125,000          0                    $90,000          0
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------
Les Bates      0              0             125,000          0                    $90,000          0
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------

(1) Value calculated by determining the difference between the closing sales price on May 26, 2005 of $1.52 per share and the exercise price of the options. Fair market value was not discounted for restricted nature of any stock purchased on exercise of these options.

 Employment Agreements

     We have written employment agreements with our executive officers, Paul G. Laird and Les Bates. Pursuant to their employment agreements, Messrs. Laird and Bates devote such time as each deems necessary to perform their duties to the Corporation and are subject to conflicts of interest. The employment agreements expire on February 29, 2008; however, they are automatically renewable on an annual basis for additional one-year increments. Pursuant to Messrs. Laird and Bates' employment agreements, they each receive base salary compensation in the amount of $85,000 per annum, adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or Five Thousand Dollars ($5,000), whichever is greater. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

     The employment agreements contain provisions under which we will be obligated to pay Mr. Laird and Mr. Bates all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control as defined in the agreements occur. We have not obtained any key man life insurance on any of our executive officers.

Indemnification and Limitation on Liability of Directors

     Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

     o    any breach of the duty of loyalty to us or our stockholders;

     o acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

     o dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

     o    violations of certain laws; or

     o any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles of Incorporation.

Certain Relationships and Related Transactions

     Raymond McElhaney and Bill M. Conrad, directors of the Company who resigned on February 25, 2005 and Ronald R. McGinnis who resigned on April 3, 2003, respectively, are considered "promoters," and took initiative in organizing the business of our Company. In connection with our initial capitalization, each of Messrs. McElhaney, Conrad and McGinnis received shares of our Common Stock at a price of $0.001 per share; Messrs. McElhaney and Conrad received 312,500 shares in exchange for cash of $1,250 and Mr. McGinnis received 250,000 shares in exchange for $1,000, each share amount adjusted for subsequent stock splits. Messrs. McElhaney, Conrad and McGinnis were the only members of the Board of Directors approving those transactions. Since the Company had only recently been formed and had no prior sales of stock to compare, the price at which the shares were issued to the foregoing individuals was determined with reference to the par value of our Common Stock.

     Our former wholly owned subsidiary, Skyline Resources, Inc. shared office space with a company owned by an affiliate of Skyline's president during fiscal 2004. The Company paid $6,807 to the related party in fiscal 2004. The Company believes that these transactions were on terms no less favorable than could be obtained from an unaffiliated third party.

     In August 2003, the Company transferred two vehicles, with a cost basis of $75,701 and accumulated depreciation of $24,397 to two former officers and directors and reduced accrued compensation by $45,000. The net proceeds to the Company were $37,009, net of payroll taxes. The Company recognized a loss in the amount of $15,295 as other expenses.

     In September 2003, the Company transferred office furniture and equipment with a cost basis of $11,315 and accumulated depreciation of $6,336 to an entity controlled by two former officers and current directors in exchange for $5,000 in consulting from that entity. The Company recognized a gain of $20.

     The Company paid a corporation controlled by one of the directors for geologic consulting $12,000 and $8,000 in fiscal 2005 and 2004 respectively.

     In October 2004, the Company issued 60,000 shares of its $0.001 par value Common Stock to two of its directors in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003 when the directors were also the Company's operating officers. Market value of the Company's Common Stock on the date of issue was $0.47 per share.

     The Company executed a new office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of our President, effective October 1, 2003 for a one-year term which was renewed for an additional year in 2004 under the same terms and conditions. The lease provides for the payment of $1,500 per month plus utilities and other incidentals. The president of New Frontier owns 50% Spotswood. The Company is of the opinion that the terms of the lease are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $18,000 and $7,500 in fiscal 2005 and 2004 respectively.

     Paul Laird, our President and Chief Executive Officer is an officer, director and principal shareholder of Natural Resource Group, Inc. ("NRG") and a manager of Natural Gas Gathering Group, LLC, the general partner of SDG, the partnership organized for the construction of the natural gas gathering line from the Company's Slater Dome Prospect in which the Company will hold a minimum 30% interest before payout and 25% interest after payout (see Item 1 Description of Business for a description of the distributions to be allocated according to the partnership agreement). Natural Gas Gathering Group, LLC will have a 10% carried interest in the natural gas gathering line from the Company's Slater Dome Prospect before payout and 25% after payout. Further, we have agreed to pay NRG a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate our gas to the gathering pipeline.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 13, 2005, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

-----------------------------------------------------------------------------------------
              Name and Address of          Amount of Beneficial Ownership     Percent of
                Beneficial Owner                                              Beneficial
                                                                               Ownership
-----------------------------------------------------------------------------------------
Paul G. Laird (1)                                   219,551                       6.36%
-----------------------------------------------------------------------------------------
Les Bates (2)                                       219,551                       6.36%
-----------------------------------------------------------------------------------------
Grant I. Gaeth (3)                                  119,551                       3.56%
-----------------------------------------------------------------------------------------
Raymond E. McElhaney                                286,292                       8.79%
-----------------------------------------------------------------------------------------
Bill M. Conrad                                      257,708                       7.92%
-----------------------------------------------------------------------------------------
John D. McKey, Jr. (4)                              424,584                       12.94%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455
-----------------------------------------------------------------------------------------
Candace McKey (5)                                   938,366                       24.72%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455
-----------------------------------------------------------------------------------------
Officers & Directors as a Group (6)                 519,551                       13.84%
-----------------------------------------------------------------------------------------

     (1) Includes (i) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00 expiring in 2013, (ii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75 expiring in 2014, (iii) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15 expiring in 2015 that were granted on May 13, 2005, and (iv) 19,551 shares owned by Natural Resources Group, Inc., of which the Mr. Laird is an officer, director and principal shareholder. Mr. Laird is deemed to be a beneficial owner of the shares underlying the options granted by the third parties because of his ability to acquire the shares upon the exercise of the option. Does not include 100,000 shares of common stock granted on May 19, 2004 pursuant to a restricted stock award agreement.
     (2) Includes (i) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00 expiring in 2013, (ii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75 expiring in 2014, (iii) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15 expiring in 2015 that were granted on May 13, 2005, and (iv) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Bates is an officer. Mr. Bates is deemed to be a beneficial owner of the shares underlying the options granted by two former directors of the Company because of his ability to acquire the shares upon exercise of the option. Does not include 100,000 shares of common stock granted on May 19, 2004 pursuant to a restricted stock award agreement.
     (3) Includes (i) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75 expiring in 2014, and (ii) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Gaeth is an officer.
     (4) Includes 247,500 shares owned directly by Mr. McKey and 27,083 shares of Common Stock underlying warrants expiring March 15, 2005 exercisable at $4.00 per share. Also includes 150,001 shares owned by Mr. McKey's wife, Candace McKey, of which he disclaims beneficial ownership.
     (5) Includes 150,001 shares owned directly by Ms. McKey, 6,250 shares of Common Stock underlying warrants expiring March 15, 2005 exercisable at $4.00 per share, warrants, 384,615 shares underling Series A Convertible Preferred Stock convertible at $0.65 per share, 150,000 shares underlying warrants exercisable at $1.50 per share expiring in 2007. Also includes 247,500 shares owned by Ms. McKey's husband, John
          D. McKey, Jr. of which she disclaims beneficial ownership.

Changes in Control

     We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of the Company.

                         DESCRIPTION OF OUR COMMON STOCK

     Our authorized capital consists of 50,000,000 shares of Common Stock, $0.001 par value and 25,000,000 shares of Preferred Stock, $0.001 par value. As of May 13, 2005, we had 3,254,451 shares of Common Stock issued and outstanding, with and additional 200,000 shares that have been authorized but are unissued.

Common Stock

     Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. Our Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our Preferred Stock.

     All of our issued and outstanding Common Stock is, and, when distributed according to the terms of the offering will be, fully paid and non-assessable and are not subject to any future call.

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

     In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

Preferred Stock

     The Articles of Incorporation vest our Board of Directors with authority to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred Stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of Preferred Stock; (vi) the terms and conditions by which Preferred Stock may be converted, if the Preferred Stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

     For a description of our Series A Preferred Stock and our Series B Preferred Stock, see "Prospectus Summary."

                              PLAN OF DISTRIBUTION

     The Selling Shareholders of the Common Stock of New Frontier Energy, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - settlement of short sales entered into after the date of this Prospectus;

     - broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     -    any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Shareholders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

     We have agreed to keep this Prospectus effective until the earlier of (i) the latest date upon which we are obligated to cause to be effective the registration statement for resale of the shares by the Selling Shareholders,
(ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or
(iii) all of the shares have been sold pursuant to the Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Shareholders or any other person. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

                              SELLING SHAREHOLDERS

     The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock issued and the Common Stock issuable to them upon exercise of the Warrants. Because the Selling Shareholders may offer all or only some portion of the (i) 5,829,615 shares of Common Stock upon conversion of our Series A Preferred Stock, Series B Preferred Stock and upon exercise of the Placement Agent Warrant and the conversion of the Series B Preferred Stock underlying such warrant and (ii) 5,595,000 shares of Common Stock underlying the Warrants, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Selling Shareholders as of May 13, 2005, and the number of shares of Common Stock covered by this Prospectus. The number of shares in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Shareholders. Unless otherwise indicated, the Selling Shareholder exercises dispositive and voting power with respect to the shares to be offered.

                                                                                 Number of Shares Owned After Offering
                                                                                  and Percentage Total of the Issued
                                                                                           and Outstanding
Name of Selling Shareholder           Shares              Shares to be Offered
                                      Beneficially                              ----------------------- ---------------
                                      Owned Prior to                                Shares Owned        Percentage of
                                      Offering                                                           Issued and
                                                                                                         Outstanding
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John B. Marsala                            160,000            160,000 (1)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Joanne O'Shell                             330,000            320,000 (2)               10,000              0.07%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Jeffrey J. McLaughlin                      40,000             40,000 (3)                 Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Neurnberger Kapitalverwaltung              40,000             40,000 (4)                 Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Joel Marcus                                40,000             40,000 (5)                 Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Natalie Merdinger                          80,000             80,000 (6)                 Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Andrew Krauss and Sharon Krauss            120,000            120,000 (7)                Nil                 Nil
JTTEN
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Horizon Capital Fund LP                    80,000             80,000 (8)                 Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
IRA FBO John P. O'Shea                     440,000            440,000 (9)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
SEP FBO Daniel Luskind                     80,000             80,000 (10)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
DAS Consulting LLC PSP, Pershing           200,000           200,000 (11)                Nil                 Nil
LLC as Custodian FBO Deborah
Salerno
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Richard L. Cohen                           120,000           120,000 (12)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Select Contrarian Value Partners,                                                        Nil                 Nil
L.P.                                       960,000           960,000 (13)
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Pershing, LLC as Custodian FBO IRA                                                       Nil                 Nil
George Anthony Taylor (IRA)                80,000             80,000 (14)
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Paul B.  Powers                            80,000             80,000 (15)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Bell Capital Partners, LLC                 60,000             60,000 (16)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
P Yannakakis Beneficiary, Charles                                                        Nil                 Nil
Schwab & Co., Inc.                         120,000           120,000 (17)
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Pershing LLC as Custodian IRA FBO                                                        Nil                 Nil
Chung H. Lew-IRA                           280,000           280,000 (18)
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Elias J. Yannakakis                        40,000             40,000 (19)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
First European American Trust, Ltd.        40,000             40,000 (20)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Marc  M. Deutsch                           40,000             40,000 (21)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John Bougearel                             80,000             80,000 (22)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Kevin Laird                                80,000             80,000 (23)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
SOS Resource Services, Inc.                80,000             80,000 (24)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Charles Clark                              40,000             40,000 (25)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Dan Curran                                 40,000             40,000 (26)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------


                                       48

------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Tom Curran                                 40,000             40,000 (27)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Robert Walsh                               40,000             40,000 (28)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John J. Hardy (SMI)                        40,000             40,000 (29)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Damien Kunko (SMI)                         40,000             40,000 (30)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Evan and Courtney Buxner                   200,000           200,000 (31)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Roy Walther                                80,000             80,000 (32)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Myron Zwibelman                            80,000             80,000 (33)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Jim Kelly                                  200,000           200,000 (34)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
WTC-CIF Unconv. Value Portfolio            400,000           400,000 (35)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
J. Caird Partners L.P.                     800,000           800,000 (36)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
J. Caird Investors (Bermuda) L.P.          800,000           800,000 (37)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Alan Cohen                                 80,000             80,000 (38)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Apollo Trust                               800,000           800,000 (39)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Echo's Voice LLC                           800,000           800,000 (40)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Jill J. Pusey                              40,000             40,000 (41)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Robert Beardsley                           200,000           200,000 (42)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Aviel Faliks                               480,000           480,000 (43)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
The Crown Advisors #3                      200,000           200,000 (44)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Crown Investment Partners, LP              600,000           600,000 (45)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Don and Peggy Stevenson                    200,000            200,000(46)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Earnest Mathis                             40,000             40,000(47)                 Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Candace McKey                           938,366 (48)         534,615 (49)              403,751              2.75%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Westminster Securities Corp.               301,100           297,000 (50)               4,100               0.03%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Ezra Grayman                               247,500            247,500(51)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John O'Shea                                341,550           341,500 (52)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Daniel Luskind                             74,250             74,250(53)                 Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Marika Xirouhakis                          29,700             29,700 (54)                Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------

(1) Represents 80,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 80,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(2) Includes 320,000 shares of Common Stock to be offered by the Selling Shareholders issuable upon conversion of the registrants outstanding Series B Preferred Stock and 320,000 shares of shares of Common Stock to be offered by the Selling Shareholders issuable upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(3) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Jeffrey J. McLaughlin has indicated that he is an affiliate of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(4) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock Mr. Ralf Schwarz, the sole officer of Neurnberger Kapitalverwaltung, exercises dispositive and voting power with respect to the shares of Common Stock owned by Neurnberger Kapitalverwaltung.

(5) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(6) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(7) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 60,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(8) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Ms. Deborah Salerno, General Partner of the Horizon Capital Fund, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Horizon Capital Fund, LP.

(9) Represents 220,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 220,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. John O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(10) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Daniel Luskind has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities..

(11) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 100,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Ms. Deborah Salerno exercises dispositive and voting power with respect to the shares of Common Stock owned by this Selling Shareholder.

(12) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 60,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(13) Represents 480,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 480,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. David W. Berry, principal of the General Partner of the Select Contrarian Value Partners, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Select Contrarian Value Partners, LP.

(14) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(15) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(16) Represents 30,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 30,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. J. Daniel Bell and William
     M. Bell, Managing Members of Bell Capital Partners, LLC exercise dispositive and voting power with respect to the shares of Common Stock owned by Bell Capital Partners, LLC.

(17) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 60,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(18) Represents 140,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 140,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(19) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(20) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Sandy Winick, President of the First European American Trust, Ltd. exercises dispositive and voting power with respect to the shares of Common Stock owned by European American Trust, Ltd.

(21) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Marc M. Deutsch has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(22) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(23) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(24) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Salvatore Russo, President of SOS Resource Services, Inc. exercises dispositive and voting power with respect to the shares of Common Stock owned by SOS Resource Services, Inc.

(25) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(26) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(27) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(28) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(29) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(30) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(31) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 100,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(32) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(33) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(34) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 100,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(35) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 200,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CIF Unconventional Value Portfolio.

(36) Represents 400,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 400,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Partners, L.P.

(37) Represents 400,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 400,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Investors, L.P.

(38) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(39) Represents 400,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 400,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Helen Del Bove, Trustee of the Apollo Trust exercises dispositive and voting power with respect to the shares of Common Stock owned by the Apollo Trust.

(40) Represents 400,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 400,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Helen Del Bove, Manager of Echo's Voice, LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice, LLC.

(41) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(42) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 100,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(43) Represents 240,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 240,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(44) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 100,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Chris H. Pauli, the President of the Crown Advisors #3 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #3.

(45) Represents 300,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 300,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Chris H. Pauli, Managing Member of the General Partner of Crown Investment Partners, LP exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Investment Partners, LP.

(46) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 100,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(47) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 20,000 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(48) Includes 150,001 shares owned directly by Ms. McKey, 6,250 shares of Common Stock underlying warrants expiring March 15, 2005 exercisable at $4.00 per share, warrants, 384,615 shares underling Series A Convertible Preferred Stock convertible at $0.65 per share, 150,000 shares underlying warrants exercisable at $1.50 per share expiring in 2007. Also includes 247,500 shares owned by Ms. McKey's husband, John D. McKey, Jr. of which she disclaims beneficial ownership.

(49) Includes 384,615 shares of Common Stock to be offered by the Selling Shareholder issuable upon conversion of the registrants outstanding Series A Preferred Stock, 75,000 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the Selling Shareholder in connection with a Bridge Loan Agreement with the Company and 75,000 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the holder of the registrants outstanding Series A Preferred Stock.

(50) Represents 148,500 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") or its affiliates in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004 and 148,500 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. John P. O'Shea and Daniel Luskind, as officers of Westminster Securities Corp. exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp. Westminster Securities Corp. is a registered broker dealer and as such may be deemed to be an underwriter.

(51) Represents 123,750 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Mr. Grayman, as an affiliate of Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004 and 123,750 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Grayman has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(52) Represents 170,775 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Mr. O'Shea as an affiliate of Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004 and 170,775 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. John O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(53) Represents 37,125 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Mr. Luskind as an affiliate of Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004 and 37,125 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Luskind has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(54) Represents 14,850 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Ms. Xirouhakis as an affiliate of Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004 and 14,850 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.


     We may require the Selling Shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                  LEGAL MATERS

     The validity of the Common Stock offered by this Prospectus is being passed upon by Schlueter & Associates, P.C.

                                     EXPERTS

     The consolidated financial statements of New Frontier Energy, Inc. included in this registration statement have been audited by Stark Winter Schenkein & Co., LLP, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that directors, officers, employees and agents shall be indemnified by us to the fullest extent authorized by the Colorado Business Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this Prospectus. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of New Frontier Energy, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by New Frontier Energy, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

                              FINANCIAL STATEMENTS




                            NEW FRONTIER ENERGY, INC.



                        CONSOLIDATED FINANCIAL STATEMENTS



                     FOR THE PERIOD ENDED FEBRUARY 28, 2005




                                TABLE OF CONTENTS
                                                                          Page
                                                                        --------

 Report of Independent Registered Public Accounting Firm                  F-1

 Consolidated Financial Statements
      Balance Sheet                                                       F-2
      Statements of Operations                                            F-3
      Statements of Changes in Stockholders' Equity                       F-4
      Statements of Cash Flows                                            F-5

 Notes to Consolidated Financial Statements                               F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Shareholders and Board of Directors
New Frontier Energy, Inc.

We have audited the accompanying consolidated balance sheet of New Frontier Energy, Inc. as of February 28, 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended February 28, 2005 and February 29, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Frontier Energy, Inc. as of February 28, 2005, and the results of its operations, and its cash flows for the years ended February 28, 2005 and February 29, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------


Denver, Colorado
May 26, 2005



                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                FEBRUARY 28, 2005



                                     ASSETS
CURRENT ASSETS
      Cash                                                              $ 2,299,740
      Accounts receivable, trade                                              9,517
      Prepaid expenses                                                        7,949
                                                                        -----------
            Total current assets                                          2,317,206
                                                                        -----------

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $102,092                                               3,294,314
                                                                        -----------

OTHER ASSETS
      Other                                                                     434
                                                                        -----------
                                                                                434
                                                                        -----------

                                                                        $ 5,611,954
                                                                        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                  $   458,329
      Dividends payable                                                      24,678
      Accrued expenses                                                       57,396
      Note payable, bank                                                    250,027
      Note payable, shareholder                                             250,000
                                                                        -----------
            Total current liabilities                                     1,040,430
                                                                        -----------


STOCKHOLDERS' EQUITY
      Preferred stock, $.001 par value, 25,000,000 shares authorized:
         Series A Convertible, 100,000 shares authorized
         50,000 shares  issued and outstanding                                   50
         Series B Convertible, 36,036 shares authorized
         32,175 issued and outstanding                                           32
      Common stock, $.001 par value, 50,000,000 shares authorized,
           3,254,451 shares issued and outstanding                            3,254
      Additional paid in capital                                          7,252,076
      Accumulated (deficit)                                              (2,683,888)
                                                                        -----------
                                                                          4,571,524
                                                                        -----------

                                                                        $ 5,611,954
                                                                        ===========


        See accompanying notes to the consolidated financial statements.
                                       F-2

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Fiscal Year Ended
                                                     February 28,  February 29,
                                                         2005         2004
                                                     -----------   ------------
Operating revenues
       Oil and gas sales                             $    28,132    $    25,204
                                                     -----------    -----------

Operating expenses
       Exploration costs, including dry holes             50,456         40,914
       Abandoned properties                                   --          5,672
       Lease operating expenses                          180,105         21,593
       General and administrative                        458,941        438,119
       Impairment loss                                        --         64,316
       Depreciation and amortization                      17,499         40,309
                                                     -----------    -----------
            Total operating expenses                     707,001        610,923
                                                     -----------    -----------

(Loss) from operations                                  (678,869)      (585,719)
                                                     -----------    -----------

Other income (expense)
       (Loss) on disposition of assets                    (1,606)       (70,276)
       Interest income                                     3,624          5,114
       Interest expense                                  (43,935)       (22,894)
                                                     -----------    -----------
            Other income (expense), net                  (41,917)       (88,056)
                                                     -----------    -----------

(Loss) before income taxes                              (720,786)      (673,775)

Income taxes
       Current                                                --             --
       Deferred                                               --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------

Net (loss)                                              (720,786)      (673,775)

Preferred stock dividends                                (63,021)            --
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $  (783,807)   $  (673,775)
                                                     ===========    ===========

Net (loss) per common share
       Basic and diluted                             $     (0.24)   $     (0.21)
                                                     ===========    ===========

Weighted average shares outstanding
       Basic and diluted                               3,215,163      3,194,451
                                                     ===========    ===========





        See accompanying notes to the consolidated financial statements.
                                       F-3

                            NEW FRONTIER ENERGY, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                     Series A Preferred         Series B Preferred
                                                       $.001 Par Value           $.001 Par Value
                                                     Shares       Amount        Shares       Amount
                                                  -----------   -----------   -----------   -----------

Balance, February 28, 2003                                 --   $        --            --   $        --

   Cash contributed by former parent                       --            --            --            --

   Former parent's stock issued
       for payment of debt                                 --            --            --            --

   Net (loss) for the year                                 --            --            --            --
                                                  -----------   -----------   -----------   -----------

Balance February 29, 2004                                  --            --            --            --

   Series A preferred stock                            50,000            50            --            --

   Series A preferred stock dividends                      --            --            --            --
   Issuance of common stock for
   accrued compensation                                    --            --            --            --

   Issuance of common stock warrants                       --            --            --            --

   Series B preferred stock                                --            --        32,175            32
   Less Series B preferred stock issuance costs            --            --            --            --

   Series B preferred stock dividends                      --            --            --            --

   Net (loss) for the year                                 --            --            --            --

                                                  -----------   -----------   -----------   -----------
Balance February 28, 2005                              50,000   $        50        32,175   $        32
                                                  ===========   ===========   ===========   ===========



        See accompanying notes to the consolidated financial statements.
                                      F-4



                            NEW FRONTIER ENERGY, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (continued)


                                                       Common Stock            Additional
                                                     $.001 Par Value            Paid-in       Accumulated
                                                   Shares          Amount       Capital        (Deficit)       Total
                                                  -----------   -----------    -----------    -----------   ------------
Balance, February 28, 2003                          3,194,451   $     3,194   $ 3,393,680    $(1,226,306)   $ 2,170,568

   Cash contributed by former parent                       --            --       788,000             --        788,000

   Former parent's stock issued
       for payment of debt                                 --            --         6,562             --          6,562

   Net (loss) for the year                                 --            --            --       (673,775)      (673,775)
                                                  -----------   -----------    -----------    -----------    ----------

Balance February 29, 2004                           3,194,451         3,194     4,188,242     (1,900,081)     2,291,355

   Series A preferred stock                                --            --       249,950             --        250,000

   Series A preferred stock dividends                      --            --            --        (43,027)       (43,027)
   Issuance of common stock for
   accrued compensation                                60,000            60        44,940             --         45,000

   Issuance of common stock warrants                       --            --         8,000             --          8,000

   Series B preferred stock                                --            --     3,217,468             --      3,217,500
   Less Series B preferred stock issuance costs            --            --      (456,524)            --       (456,524)

   Series B preferred stock dividends                      --            --            --        (19,994)       (19,994)

   Net (loss) for the year                                 --            --            --       (720,786)      (720,786)

                                                  -----------    -----------    -----------  -----------    -----------
Balance February 28, 2005                           3,254,451   $     3,254   $ 7,252,076    $(2,683,888)   $ 4,571,524
                                                  ===========    ===========    ===========  ===========    ===========




        See accompanying notes to the consolidated financial statements.
                                      F-4b


                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 Fiscal Year Ended
                                                                            February 28,   February 29,
                                                                                2005          2004
                                                                            ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                              $  (720,786)   $  (673,775)
    Adjustments to reconcile net (loss) to net cash
       (used in) operating activities:
         Depreciation and amortization                                           17,499         40,309
         Loss on disposition of assets                                            1,606         70,276
         Impairment of production payment receivable                                 --         64,316
         Accretion of interest on production payment                             (3,381)        (4,884)
         Abandonment of oil and gas property                                         --          5,672
         (Increase) decrease in assets:
           Accounts receivable, trade                                            (4,913)         6,044
           Accounts receivable, other                                                --          7,000
           Prepaid expense                                                        1,851         (1,800)
         Increase (decrease) in liabilities:
           Accounts payable                                                     444,199        (17,020)
           Accrued expenses                                                      (7,340)      (160,880)
                                                                            -----------    -----------

       Net cash (used in) in operating activities                              (271,265)      (664,742)
                                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                                 15,171        375,000
    Other assets                                                                  2,707            567
    Proceeds from disposition of production payment receivable                   30,000             --
    Purchase of property and equipment                                         (649,140)       (47,118)
                                                                            -----------    -----------

       Net cash provided by (used in) by investing activities                  (601,262)       328,449
                                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of notes payable-bank                                              (102,050)      (181,814)
    Proceeds from notes payable-shareholder                                     250,000          1,832
    Proceeds from issuance of preferred stock for cash                        3,467,500             --
    Expenses associated with the issuance of preferred stock and warrants      (456,524)            --
    Series A preferred stock dividends paid                                     (38,343)            --
    Repayment of employee advances                                               10,000             --
    Payments to former parent                                                        --       (210,629)
    Contributions to capital from former parent                                      --        788,000
    Advances from officer                                                            --        (19,500)
                                                                            -----------    -----------

       Net cash provided by financing activities                              3,130,583        377,889
                                                                            -----------    -----------

INCREASE IN CASH                                                              2,258,056         41,596

BEGINNING BALANCE                                                                41,684             88
                                                                            -----------    -----------

ENDING BALANCE                                                              $ 2,299,740    $    41,684
                                                                            ===========    ===========

Cash paid for interest                                                      $    37,275    $    57,890
                                                                            ===========    ===========

Supplemental schedule of non-cash investing and financing activities:
       Issuance of common stock for accrued compensation                    $    45,000    $        --
       Issuance of warrants                                                 $     8,000    $        --
       Issuance of former parent company common stock to pay debt           $        --    $     6,562
       Vehicles transferred in exchange for accrued compensation, net       $        --    $    37,008





        See accompanying notes to the consolidated financial statements.
                                       F-5

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization
     ------------

     New Frontier Energy, Inc. ("New Frontier") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming. The Company has completed the acquisition of leasehold interests in the Company's primary oil and gas prospect, has drilled sufficient wells on the prospect to establish that the prospect has merit and is currently awaiting the construction of a gathering pipeline in order to market the natural gas discovered.

     Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming until June 30, 2003.

     On June 30, 2003, Wyoming's Board of Directors approved a dividend to Wyoming's shareholders in the form of the common stock of its subsidiary, New Frontier. The dividend consisted of one share of New Frontier common stock for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of the Company and wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated. The Company's only subsidiary is Skyline Resources, Inc. ("Skyline") and it was merged into New Frontier effective the close of business on February 28, 2005.

     Revenue Recognition
     -------------------

     The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells.

     Accounts Receivable
     -------------------

     The Company uses the direct write off method for bad debts; that method expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Net Income (Loss) per Common Share
     ----------------------------------

     The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income
     (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Concentration of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents. The Company places its cash equivalents with a high credit quality financial institution. The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At February 28, 2005, the Company's uninsured cash balance was $2,195,897.

     Fair Value of Financial Instruments
     -----------------------------------

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2005. The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     Accounting for Oil and Gas Activities
     -------------------------------------

     The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties and exploratory dry hole drilling costs, are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs that locate proved reserves, are capitalized. In addition, the Company limits the total amount of unamortized capitalized costs to the value of future net revenues, based on current prices and costs.

     Unproved oil and gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance together with a charge to operations.

     Revenues from the sale of oil and gas production are recognized when title passes, net of royalties.

     Depreciation and Amortization
     -----------------------------

     Depreciation and depletion of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Uncompleted wells and equipment are reflected at the Company's incurred cost and represent costs of drilling and equipping oil and gas wells that are not completed as of the balance sheet date. The costs of unproved leases, which become productive, are reclassified to proved properties when proved reserves are discovered in the property. Unproved oil and gas interests are carried at original acquisition costs including filing and title fees.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     Other Property and Equipment
     ----------------------------

     Other property and equipment consists of furniture, fixtures and equipment and are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five to seven years. Maintenance and repairs are charged to expense as incurred.

     Income Taxes
     ------------

     The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," which requires the liability method of accounting for income taxes. The liability method requires the recognition of deferred tax assets and liabilities for future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities.

     Stock Based Compensation
     ------------------------

     The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This standard requires the Company to adopt "fair value" method with respect to stock-based compensation. The Company accounts for employee stock options under the "intrinsic value" method, and furnishes the proforma disclosures required by SFAS No. 123.

     Recent Accounting Pronouncements
     --------------------------------

     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123(R) is effective for public companies for interim or annual periods beginning after June 15, 2005, supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends SFAS No. 95, "Statement of Cash Flows."

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective and adopted by the Company beginning with the third quarter Form 10-QSB (November 30, 2005). SFAS No. 123(R) permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123(R) for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123(R). Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but also permits entities to restate financial statements of previous periods, either for all prior periods presented or to the beginning of the fiscal year in which the statement is adopted, based on previous pro forma disclosures made in accordance with SFAS No. 123. The Company has not yet determined which method it will use upon adoption. The Company has not yet completed their evaluation but expects the adoption SFAS No. 123(R) to have an effect on the financial statements similar to the pro-forma effects reported in the Stock Based Compensation disclosure in Note 6.

     In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     In December 2003, the Financial Accounting Standards Board issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment is a variable interest entity that should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity, which would require consolidation.

     Reclassifications
     -----------------

     Certain amounts reported in the Company's financial statements for the year ended February 29, 2004 may have been reclassified to conform to the current year presentation.

2.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consists of the following:



     Producing oil and gas royalties                         $   106,000
     Unproved oil and gas properties                           3,276,775
     Office furniture and equipment                               13,631
                                                             -----------
                                                               3,396,406
     Less accumulated depreciation and depletion                (102,092)
                                                             -----------

                                                             $ 3,294,314
                                                             ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005




     Total depreciation and depletion of property and equipment amounted to $17,499 and $40,309 for the years ended February 28, 2005 and February 29, 2004, respectively.

     In December 2004, the Company, together with the other working interest owners in the Nucla prospect, granted an option for two years for the purpose of evaluating the prospect and conducting a seismic program. The consideration, net of costs, for the option amounted to $15,171 to the Company's interest and the grantee will pay all lease rental obligations during the option period

3.   NOTES PAYABLE-BANK AND NOTES PAYABLE-SHAREHOLDER
     ------------------------------------------------

     The Company's notes payable are summarized as follows:

     Note payable - bank, due March 15, 2005 bearing interest at
     .75% above Wall Street Journal prime (6.5% at February 29,
     2004), collateralized by preferred stock of a third party.      $      250,027
                                                                     ==============

     Note payable - shareholder, due August 30, 2005 bearing
     interest at 18%, collateralized by lease and well equipment.    $      250,000
                                                                     ==============

     On August 30, 2004, the Company entered into a loan agreement with a shareholder pursuant to which the Company borrowed $250,000, at an interest rate of 18% per year, due on August 31, 2005. The Company collateralized the note by causing the Company's wholly owned subsidiary, Skyline Resources, Inc. to grant a security interest in its interest in the Albert and Evelyn Robidoux Oil and Gas Mineral Lease located in Moffat County, Colorado. In connection with the loan, the Company issued a warrant to purchase 75,000 shares of the Company's common stock at $1.50 per share expiring February 1, 2008. The fair value of the warrant was estimated to be $8,000 on the date of issuance utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the warrant is one year, expected volatility of 74%, risk free interest rate of 4.2% and no dividend yield. The value of the warrant is being amortized over the life of the loan.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The note payable - bank was paid in full on March 15, 2005.

4.   INCOME TAXES
     ------------

     The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset. It is more likely than not that the net tax deferred benefits will not be realized.

     The provision (benefit) for income taxes consist of the following components:


                                      2005                       2004
                               ---------------            ---------------
          Current              $                          $          ---
                                          ---

        Deferred               $          ---             $          ---

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:


                                                   2005               2004
                                             ---------------    ---------------
       Deferred tax assets:
        Net operating loss carryforwards        $1,788,800        $ 1,253,426
                Deferred tax liabilities:
                  Property and equipment          (527,100)          (419,507)
                                             ---------------    ---------------
                                                 1,261,700            833,919
                Less valuation allowance        (1,261,700)          (833,919)
                                             ---------------    ---------------
                                                $      --          $       --
                                             ===============    ===============

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:



             Statutory U.S. federal rate                   34.00 %
             State income taxes                             4.95 %
                                                 ------------------
                        Total                               38.95%
                                                 ------------------
             Less: Effect of operating losses              (38.95%)
                                                 ------------------
                                                              ---%
                                                 ==================



     The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from net operating losses.

     The Company has a consolidated tax loss carryforward of $4,592,600, which expires through 2023. However, because of the Section 382 limitation, the portion of the Company's total net operating loss carryforward, which may be utilized through expiration is not currently known but it is more likely than not that the tax loss carryforwards will not be utilized before expiration.

5.   STOCKHOLDERS' EQUITY
     --------------------

     Series A Convertible Preferred Stock

     On March 1, 2004, the Board of Directors authorized the designation of 100,000 shares of the Series A Preferred Stock. The issue price of the Series A Preferred Stock is $5.00 per share ("Issue Price.") Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock shall rank in parri

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     passu to the Series B Preferred Stock for payment of dividends, redemption and liquidation. The Series A Preferred Stock pays a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year that is payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the Series A Preferred Stock may convert any or all of the shares into shares of our Common Stock by dividing the Issue Price of the aggregate number of shares of Preferred Stock being converted plus any accrued but unpaid dividends by an amount equal to $0.65 unless otherwise adjusted. If not sooner converted, all of the Series A Preferred Stock automatically converts into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. The outstanding shares of Series A Convertible Preferred Stock may be redeemed by the Company for an amount equal to the $5.00 per share issue price and any accrued and unpaid dividends upon not less than 15 days advance notice to the holders of the Series A Preferred Stock.

     Except as otherwise provided in the Series A Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series A Preferred Stock, and as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value ($5.00) of the Series A Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     During the year ended February 28, 2005, 50,000 shares of the Series A Preferred Stock were issued for cash of $250,000..

     During the year ended February 28, 2005, the Company paid cash dividends on the Series A Preferred Stock in the amount of $38,343 and accrued $4,685 as of February 28, 2005.

     Series B Convertible Preferred Stock

     Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock par value $0.001 (the "Series B Preferred"). The issue price of the Series B Preferred Stock is $100.00 per share. The Series B Preferred Stock ranks in pari passu with the Series A Preferred for payment of dividends, redemption and liquidation. Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing theissue price of the aggregate number of shares of Series B Preferred being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred pays a cumulative, preferential cash dividend equal to 12% of the $100 issue price per year that is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. Dividends on the Series B Preferred begin April 30, 2005.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The Company issued 32,175 shares of the Series B Preferred Stock in connection with a private placement realizing gross proceeds of $3,217,500 offset by offering expenses in the amount of $456,524 resulting in proceeds to the Company of $2,760,976.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock has no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     On or after February 28, 2007, and in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The redemption price is to be an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock.

     As of February 28, 2005 there are 32,175 shares of the Series B Preferred Stock issued and outstanding.

     The Company has accrued dividends on the Series B Preferred in the amount of $19,994 as of February 28, 2005.

     Warrants

     During the year ended February 28, 2005, the board of directors approved the issuance of warrants to purchase common stock in connection with the note payable to shareholder, the Series A Preferred Stock and the Series B Preferred Stock. The changes in the outstanding stock purchase warrants during the year ended February 28, 2005 and February 29, 2004 are summarized as follows:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



                                 February 28, 2005             February 29, 2004
                                             Weighted                      Weighted
                                             Average                       Average
                                             Exercise                      Exercise
                                Shares       Price           Shares        Price
                                ---------------------------------------------------
       Beginning of period          37,083    $  4.00          46,625    $    4.00
       Granted                   5,100,000    $  1.50               -
       Exercised                         -                          -
       Expired                           -                     (9,542)   $    4.00
                                --------------           ---------------
       End of period             5,137,083    $  1.52          37,083    $    4.00
                                ==============           ===============


     Warrants to purchase 37,083 shares at $4.00 per share expired March 15, 2005.

     Series A Convertible Preferred Stock and Note Payable Warrants

     The Company issued warrants to purchase 150,000 shares of its common stock in connection with the note payable to shareholder and the issuance of the Series A Convertible Preferred Stock. The estimated fair value of these warrants is $16,000 and was determined using the Black - Scholes Model, using the assumptions described above in Note 3. Of the total, $8,000 has been recorded as prepaid loan fees and amortized over the life of the loan. These warrants expire February 1, 2008.

     Series B Convertible Preferred Stock Warrants

     The Company issued 4,950,000 warrants in connection with the Series B Convertible Preferred Stock placement. The Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.50. Each Warrant expires February 1, 2008.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

     Placement Agent Warrant

     In connection with the offer and sale of the Series B Preferred Stock, the Company granted a warrant to purchase 24.75 units of the Series B Convertible Preferred offering at a purchase price of $13,000 per Unit (the "Placement Agent Warrant"). Each Unit consisting of (i) $13,000 of 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Preferred"), convertible into 20,000 shares (the "Shares") of common stock of the Company, par value $0.001, ("Common Stock") at the rate of $0.65 per Share; and (ii) a three-year warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.50 per share (the "Warrants"). The Placement Agent Warrant expires on February 1, 2008. As the placement agent has not exercised their right to purchase the units, the placement agent warrants are not included in the table.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Contributions to Capital

     On February 28, 2003, New Frontier received net assets of $482,848 related to oil and gas production and exploration from its parent Wyoming, in anticipation of a spin-off of New Frontier and its subsidiary, Skyline, from Wyoming (the parent). A spin-off constitutes a distribution to the Wyoming shareholders of the subsidiary's stock.

     Wyoming also contributed $788,000 in the form of cash and shares of its common stock with a market value of $6,562 for payment of certain debts of the Company.

     Stock Split

     Forward Split

     On May 29, 2003, the Board of Directors authorized up to a 16,000,000 to 1 split of common stock to stockholders of record on June 30, 2003 to enable the stock dividend. Stockholders' equity and loss per share amounts in the accompanying financial statements have been adjusted retroactively for the split in the ratio of 12,775,616 shares to one share outstanding.

     Reverse Split

     On March 3, 2004, the Board of Directors authorized up to a 1 to 4 reverse split of common stock to stockholders of record in order to facilitate the marketability and liquidity of the common stock based on the current market conditions and other relevant factors. Stockholders' equity and loss per share amounts in the accompanying financial statements have been retroactively adjusted for the split.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


6.   EQUITY INCENTIVE PLAN
     ---------------------

     Stock Option Plan

     On June 6, 2003, the Board of Directors adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan ("The Plan"). The Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to employees, consultants, directors and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by the Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013. As of February 29, 2004, options to purchase a total of 50,000 shares of common stock at an exercise price of $1.00 per share have been granted to two officers pursuant to the Plan. In October 2004, the Company granted 100,000 share options to each of three employees and a director exercisable at $0.75 per share pursuant to the stock option and stock grant plan. The Company's common stock was trading at $0.47 per share on the date of the grant. The options vest immediately and expire ten years from date of grant. The changes in the outstanding stock options during the years ended February 28, 2005 and February 29, 2004 are summarized as follows:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


                                      February 28, 2005              February 29, 2004
                                                  Weighted                        Weighted
                                                  Average                         Average
                                                  Exercise                        Exercise
                                      Shares      Price             Shares        Price
                                    -----------------------------------------------------------

           Beginning of period          50,000     $    1.00
                  Granted              400,000     $    0.75         50,000      $    1.00


                  Exercised                  -                            -


                  Expired                    -                            -
                                    ------------                --------------

                  End of period       450,000      $    0.78         50,000      $    1.00
                                    ============                ==============

         Unoptioned shares at year
         end                          175,000                        575,000
                                    ============                ==============

         Number of shares
         exercisable                  450,000                         50,000
                                    ============                ==============


     At February 28, 2005 the weighted average remaining contractual life for the $1.00 options is 8.37 years and the weighted average remaining contractual life for the $0.75 options is 9.66 years.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     The Company has accounted for the stock options granted to employees and the director using the intrinsic value method. No stock-based employee compensation cost is reflected in the net loss, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss had the Company adopted the fair value based method of accounting for stock options (using the Black-Scholes pricing model) provided under SFAS No.123, "Accounting for Stock-Based Compensation", to stock-based employee compensation. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options is 10 years, expected volatility of 74%, risk free interest rate of 4.2% and no dividend yield. The weighted average fair value for the options granted this period was approximately $0.35.

                                                                  Year              Year
                                                                  Ended             Ended
                                                               February 28,      February 29,
                                                                  2005               2004
                                                               ------------------------------
      Net (loss) as reported                                   $(720,786)         $(673,775)


      Preferred stock dividends                                  (63,021)                --
                                                                ---------------------------
      Net (loss) attributable to common shareholders            (783,807)          (673,775)
      Less:
      Stock-based employee compensation
      determined under fair value based methods
      net of related tax effects                                (141,360)                --
                                                               ----------------------------
      Pro forma net (loss)                                     $(925,167)         $(673,775)
                                                               ============================
      Earnings per share:

      Basic and diluted, as reported                           $   (0.24)         $   (0.21)
                                                               ============================

      Basic and diluted, pro forma                             $   (0.29)         $   (0.21)
                                                               ============================

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     On May 13, 2005 the Company issued 10 year stock options in the aggregate of 150,000 shares under the incentive stock option plan to its executive officers at an exercise price of $1.15. The Company's stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options is 10 years, expected volatility of 93%, risk free interest rate of 4.2% and no dividend yield. The weighted average fair value for the options granted was approximately $1.02.



7.   COMMITMENTS
     -----------

     Laws and Regulations

     The Company is subject to extensive federal, state and local environmental laws and regulations. These requirements, which change frequently, regulate the discharge of materials into the environment. The Company believes it is in compliance with existing laws and regulations.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Employment Agreements

     The Company has written employment agreements with our two executive officers. Pursuant to their employment agreements said officers devote such time as each deems necessary to perform their duties to the Corporation and are subject to conflicts of interest. The employment agreements expire on February 29, 2008; however, they are automatically renewable on an annual basis for additional one-year increments. Pursuant to the employment agreements, they each receive base salary compensation in the amount of $85,000 per annum, adjusted annually at the rate of inflation as measured under the federal Consumer Price Index, or Five Thousand Dollars ($5,000), whichever is greater. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

     The employment agreements contain provisions under which the Company will be obligated to pay the executive officers all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control as defined in the agreements occur.

     The Company is obligated under a month to month lease in the amount of $420 per for office space and obligated for $1,500 per month under a lease for office space expiring September 30, 2005, or a total of $10,500 remaining on the lease

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


8.   IMPAIRMENT OF LONG-LIVED ASSETS
     -------------------------------

     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties together with a production payment receivable. Impairment charged to operations for the fiscal year ended February 29, 2004 was $64,316 and $ 0 in the fiscal year ended February 28, 2005.

9.   RELATED PARTIES
     ---------------

     The Company executed a new office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of the president, effective October 1, 2003 for a one-year term, which was renewed for an additional year in 2004 under the same terms and conditions. The lease provides for the payment of $1,500 per month plus utilities and other incidentals. The president of New Frontier owns 50% of Spotswood. The Company is of the opinion that the terms of the lease are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $18,000 and $7,500 in fiscal 2005 and 2004 respectively.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The Company paid a corporation controlled by one of the directors for geologic consulting $12,000 and $8,000 in fiscal 2005 and 2004 respectively.

     During fiscal 2005, the Company issued 60,000 shares of its $0.001 par value common stock to two of its directors in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003 when the directors were also the Company's operating officers. Market value of the Company's common stock on the date of issue was $0.47 per share. The difference between the market value of the stock and the accrued compensation was credited to additional paid-in capital.

     Skyline shared office space with a company owned by an affiliate of Skyline's president during fiscal 2004. The Company paid $6,807 to the related party in fiscal 2004. The Company believes that these transactions were on terms no less favorable than could be obtained from an unaffiliated third party. In fiscal 2005, Skyline leased its office space from an independent third party.

     During fiscal 2004, the Company transferred two vehicles, with a cost basis of $75,701 and accumulated depreciation of $24,397, to two former officers and directors and reduced accrued compensation by $45,000. The net proceeds to the Company were $37,008, net of payroll taxes. The Company recognized a loss in the amount of $15,295.

     During fiscal 2004, the Company transferred office furniture and equipment with a cost basis of $11,315 and accumulated depreciation of $6,336 to an entity managed by two former officers and current directors in exchange for $5,000 in consulting from that entity.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


10.  SALE OF OIL AND GAS PROPERTIES AND PRODUCTION PAYMENT RECEIVABLE
     ----------------------------------------------------------------

     When Wyoming transferred assets to the Company, the Company received a promissory note with a face amount of $160,000 collateralized by the oil and gas properties. The note bears an imputed interest rate of 6%. In November 2003, the note was amended to reduce the face amount due to $45,000. The Company received $568 on the production payment in the fiscal year ended February 29, 2004. Consequently, the Company recorded additional impairment on the production payment receivable as of February 29, 2004. At February 29, 2004, the production payment receivable was recorded at its estimated realizable value of $30,000. After giving effect to the imputed interest and costs associated with the sale, the Company recognized total impairment costs of $64,316 on the production payment receivable during the year ended February 29, 2004. In September, 2004, the Company entered into an agreement with an unrelated party to sell the production payment receivable carried at $31,606 for $30,000 incurring a loss of $1,606 in the year ended February 28, 2005.

11.  PURCHASE AND SALE AGREEMENT
     ---------------------------

     On February 23, 2004, the Company as "Seller" entered into a Purchase and Sale Agreement with a Wyoming corporation to sell certain oil and gas properties located in Johnson County, Wyoming. The purchaser agreed to assume all liabilities in connection with the purchase of the properties including any and all plugging costs, environmental cleanup costs, site restoration costs, or any other cost or liabilities that may result in the future. To assist in defraying these potential costs, the Company agreed to pay Purchaser the sum of $15,000 at closing. In addition, the Company paid a finder's fee of $5,000 to a third party, which resulted in the Company recognizing a loss of $55,000 on the transaction.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


12.  MARKET RISK
     -----------

     The Company's major market risk exposure is in the pricing applicable to its oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to its natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue.

13.  SUBSEQUENT EVENTS
     -----------------

     Investment in Slater Dome Gathering LLLP

     The Company invested $1,000,000 for a limited partnership interest in Slater Dome Gathering, LLLP ("SDG"), the partnership organized for the proposed construction of the natural gas gathering line from the Company's Slater Dome Prospect that will transport the gas from the Slater Dome Prospect to the Questar transmission line at Baggs, Wyoming. The Company's President and Chief Executive Officer is a principal member of Natural Resource Group Gathering, LLC ("NRGG"). NRGG is the general partner of SDG. The Company will receive a minimum of a 30% limited partnership interest in SDG until payout and 25% after payout. The Partnership Agreement provides that distributions will be allocated (i) First, to Natural Resource Group Gathering, LLC, the General Partner of the Partnership (the "General Partner") in the amount of the Out of Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs;
     (ii) Second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement") of all of the Limited Partners is reduced to zero; and (iii) Thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion. NRGG has a 10% and 25% carried interest before and after payout respectively. NRGG will receive a project management of $200,000 and will receive an operating management fee of 1% of the invested capital for the first 12 months the pipeline is in operation and 2% of gross receipts thereafter. Further, the Company, along with the other working interest owners at Slater Dome, have agreed to pay SDG a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate their gas to the gathering pipeline.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Stock Option Plan

     On May 13, 2005 the issued 10 year stock options aggregating 150,000 shares under the incentive stock option plan to its executive officers at an exercise price of $1.15. The Company's stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 93%, risk free interest rate of 4.2% and no dividend yield. The fair value for the options granted was approximately $1.02 per share.

     Restricted Stock Award

     On May 19, 2005, the granted restricted stock awards of 100,000 shares of its $0.001 par value Common Stock to each of its two executive officers as compensation for services. The Company's common stock closed at $1.17 on that day.

14.  SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited)
     -------------------------------------------------

     Capitalized Costs

     Capitalized costs relating to the Company's oil and gas producing activities as of February 28, 2005 are as follows:



    Producing overriding royalty interests       $   106,000
    Unproved properties                            3,276,774
                                                 -----------
                                                 $ 3,382,774
                                                 ===========
    Accumulated depreciation and depletion       $    98,177
                                                 ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     Costs incurred in oil and gas property acquisition, exploration and development activities


     Costs incurred in oil and gas property acquisition, exploration and development activities, including capital expenditures, are summarized as follows for the year ended February 28, 2005 (all in the United States):

          Property acquisition costs:
            Proved properties                            ---
            Unproved properties                      133,353
            Exploration costs                         50,456
            Development costs                        510,106



Results of operations for oil and gas producing activities

     The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows for the year ended February 28, 2005 (all in the United States):


                Revenues                   $  28,132
                Production costs            (180,105)
                Exploration costs            (50,456)
                Depletion                    (15,367)
                                          -----------
                Total                     $ (217,796)
                                          ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



Oil and Gas Reserve Quantities

     The estimates of ending proved reserves and related valuations were not computed. A majority of the Company's oil and gas revenues derives from overriding royalty interests. Because of the nature of the interests, the Company does not have access to the necessary information to calculate reserve quantities. No proven reserves have been assigned to the Slater Dome/Coal Bank Draw Prospect due to the absence of a gas delivery system to get the gas to market and any sustained production history.

     SFAS No. 69, "Disclosures About Oil and Gas Activities," prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has not presented that information because of the nature of the Company's interests precludes obtaining the information necessary for the presentation.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


                    Indemnification of Directors and Officers

         Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with this registration:

 SEC Registration Fees                                                   $1,554
 Printing and Engraving Fees (1)                                         $1,000
 Accounting Fees and Expenses(1)                                         $5,000
 Legal Fees and Expenses (1)                                            $10,000
 Transfer Agent Fees and Expenses (1)                                    $1,000
 Fees and expenses for Qualification under State Securities Laws (1)      $ 500

                                                                         $1,000
                                                                       --------
 Total (1)                                                              $20,054
______________________
(1)  We have estimated these amounts.


                     RECENT SALES OF UNREGISTERED SECURITIES

     The following information describes securities sold by New Frontier Energy, Inc. within the past three years without registration under the Securities Act:

     In March 2004, we accepted a subscription from two individuals to purchase 100,000 shares of preferred stock in a private placement. The subscription was temporarily structured as a loan pending finalization and filing of the necessary documents with the Secretary of State to authorize the preferred stock. Subsequently the individuals agreed to (i) purchase 50,000 shares of our Series A Convertible Preferred Stock for proceeds of $250,000 and issued a warrant to purchase 6,250 shares of the Company's Common Stock and (ii) enter into the Loan for $250,000 on August 30, 2004. The Company relied on the exemption provided by Rule 506 of Regulation D. No form of public advertising was used in connection with the offering. Each of the investors executed a subscription agreement confirming his or her status as an accredited investor under Rule 501, and that such individual had sufficient knowledge and experience to be able to evaluate the merits and risks of the offering. Also, each of the Company's stock certificates will be restricted from transfer under applicable provisions of the Securities Act and legends will be put on the certificates to reflect that fact.

     On August 30, 2004, we entered into a loan with a shareholder pursuant to which the Company borrowed $250,000 (the "Loan"). The Loan is evidenced by a promissory note (the "Note") dated August 30, 2004 issued by the Company. Interest on the principal amount of the Note accrues at a rate of 18% per annum and is payable monthly commencing on October 1, 2004. The principal amount of the Note and any accrued and unpaid interest is due and payable upon the earlier of (i) receipt of $2,000,000 in equity financing or (ii) August 31, 2005. The Company may prepay the Note in whole or in part at any time without penalty. The Note was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

     On December 23, 2004, we held a closing on the sale (the "Offering") to accredited investors of an aggregate of 60 Units.

     The Company received $683,070 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On January 31, 2005, the Company held an additional closing on the sale of
23.5 Units for gross proceeds of $305,500.

     The Company received $268,840 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On February 28, 2005, we held an additional closing on the sale to accredited investors of an aggregate of 164 Units at a purchase price of $13,000 per Unit for gross proceeds of $2,132,500.

     The Company received $1,891,361 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

     On May 13, 2005, the Company granted Paul G. Laird and Les Bates each 75,000 stock options which are exercisable at a price of $1.15, the closing price of the Corporation's common stock on the date of grant. The stock options granted to Mr. Laird and Mr. Bates expire on May 13, 2015. The options were granted The Units were offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

     On May 19, 2005, the Company granted Paul G. Laird and Les Bates each 100,000 shares of the restricted stock award.




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                                    EXHIBITS


Exhibit Number        Description
--------------        -----------------------------------------
     3.1              Articles of Incorporation (1)

     3.2 Revised Certificate of Preferences, Rights and Limitations of the Series A 18% Convertible Preferred Stock (2)

     3.3 Certificate of Preferences, Rights and Limitations of the Series B 12% Cumulative Convertible Preferred Stock (3)

     3.4              Bylaws (1)

     5.1 Opinion and consent of Schlueter & Associates, P.C. as to legality of securities being registered (4)

     10.1 Form of Subscription Agreement in connection with private placement of Units (2)

     23.1             Consent of Stark Winter Schenkein & Co., LLP (5)

     23.2             Consent of Schlueter & Associates, P.C. (included in
                      Exhibit 5.1)

(1) Filed as an Exhibit to its Registration Statement on Form SB-2 dated July 3, 2003 (SEC File. No. 333-106832) and incorporated herein by reference.

(2) Filed as an Exhibit to its Registration Statement on Form SB-2 dated March 2, 2005 (SEC File. No. 333-123097) and incorporated herein by reference.

(3) Filed as Exhibit 3.1 to its 8-K dated November 17, 2005 (SEC File. No. 000-50472) and incorporated herein by reference.

(4) Filed as an Exhibit to its Registration Statement on Form SB-2 dated April 8, 2005 (SEC File. No. 333-123097) and incorporated herein by reference.

(5)  Filed herewith.



                                  UNDERTAKINGS

     With regard to the securities of the registrant being registered pursuant to Rule 415 under the Securities Act the registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


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
          (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.







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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the city of Littleton, Colorado on July 1, 2005.

                                          NEW FRONTIER ENERGY, INC.

                                          By: /s/ Paul G. Laird
                                              -------------------------
                                              Paul G. Laird, President

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 1, 2005                        /s/ Paul G. Laird
                                          ----------------------------------
                                          Paul G. Laird, President, CEO and
                                          Director


Date: July 1, 2005                        /s/ Les Bates
                                          ----------------------------------
                                          Les Bates, Secretary/Treasurer,
                                          Principal Accounting & Financial
                                          Officer and Director


Date: July 1, 2005
                                          /s/  Grant I. Gaeth
                                          ----------------------------------
                                          Grant I. Gaeth, Director






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